                                                                     EXHIBIT 4.1

                           CONVERTIBLE DEBENTURE AND
                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     Among

                            TAMBORIL CIGAR COMPANY

                                      and

                           THE PURCHASERS LISTED ON
                          THE SIGNATURE PAGES HEREOF

                         _____________________________

                                  Dated as of
                              September 22, 1997

                         _____________________________

                               TABLE OF CONTENTS

ARTICLE I

CERTAIN DEFINITIONS.........................................   1

     1.1  Certain Definitions...............................   1

ARTICLE II

PURCHASE AND SALE OF CONVERTIBLE DEBENTURES AND
PREFERRED SHARES............................................   8
     2.1  Purchase and Sale.................................   8
     2.2  Purchase Price....................................   8
     2.3  The Closings......................................   8

ARTICLE III

REPRESENTATIONS AND WARRANTIES..............................  11
     3.1  Representations, Warranties and Agreements of the
          Company...........................................  11
     3.2  Representations and Warranties of the Purchasers..  18

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES.............................  20
     4.1  Transfer Restrictions.............................  20
     4.2  Qualification of Common Stock and Related Matter..  22
     4.3  Purchaser Ownership of Common Stock...............  22
     4.4  Listing of Common Stock and Underlying Shares.....  23
     4.5  Purchaser's Rights if Trading in Common Stock is
          Suspended.........................................  24
     4.6  No Violation of Applicable Law....................  24
     4.7  Redemption Restrictions...........................  24
     4.8  Piggyback Registration Rights.....................  24
     4.9  Notice of Breaches................................  25
     4.10 Conversion Obligations of the Company.............  25
     4.11 Right of First Refusal............................  25
     4.12 The Warrants......................................  26
     4.13 Liquidated Damages................................  27
     4.14 Restrictive Covenants.............................  28

ARTICLE V

CONDITIONS..................................................  35
     5.1  Conditions Precedent to the Obligation of the
          Company to Sell the Convertible Debentures and
          the First Tranche Shares..........................  35
     5.2  Conditions Precedent to the Obligation of each
          Purchaser to Purchase the Second Tranche Shares
          and the Third Tranche Shares......................  39

ARTICLE VI

TERMINATION.................................................  42
     6.1  Termination by Mutual Consent.....................  42
     6.2  Termination by the Company........................  43
     6.3  Termination by the Purchasers.....................  43

ARTICLE VII

MISCELLANEOUS...............................................  45
     7.1  Fees and Expenses.................................  45
     7.2  Entire Agreement, Amendments......................  45
     7.3  Notices...........................................  46
     7.4  Amendments; Waivers...............................  47
     7.5  Headings..........................................  47
     7.6  Successors and Assigns............................  47
     7.7  No Third-Party Beneficiaries......................  47
     7.8  Governing Law.....................................  48
     7.9  Survival..........................................  48
     7.10 Execution.........................................  48
     7.11 Publicity.........................................  48
     7.12 Severability......................................  48

LIST OF SCHEDULES:

Schedule 2.3(a)  -  Securities to be Acquired at First Tranche Closing
Schedule 3.1(a)  -  Subsidiaries
Schedule 3.1(c)  -  Capitalization and Registration Rights
Schedule 3.1(f)  -  Consents and Approvals
Schedule 3.1(g)  -  Litigation and Claims
Schedule 3.1(h)  -  Defaults and Violations
Schedule 3.1(i)  -  Insurance
Schedule 3.1(j)  -  Issuances of Securities
Schedule 3.1(r)  -  Leases

LIST OF EXHIBITS:

Exhibit A  -  Form of 8% Convertible Debentures
Exhibit B  -  Form of Escrow Agreement
Exhibit C  -  Form of Registration Rights Agreement
Exhibit D  -  Series B Terms
Exhibit E  -  Form of Warrant Certificate
Exhibit F  -  Form of Company Counsel Legal Opinion
Exhibit G  -  Form of Instruction Letter to Transfer Agent

     THIS CONVERTIBLE DEBENTURE AND CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of September 22, 1997,
                 ---------
among Tamboril Cigar Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and the purchasers listed on the
                                    -------
signature pages hereof (collectively, the "Purchasers").
                                           ----------

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire (i) an aggregate of $200,000 principal amount of the Company's 8% Convertible Debentures (as defined below), due September 22, 1999, and (ii) shares of the Company's Series B Convertible Preferred Stock, par value $.0001 per share, with an aggregate stated value of up to $5,800,000 (the "Series B
                                                                    --------
Preferred Stock").
---------------

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.1  Certain Definitions.  As used in this Agreement, and unless the
          -------------------
context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with
                                              ---------
correlative meanings, the terms "controlled by" and "under common control with")
                                 -------------       -------------------------
shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning set forth in the introductory paragraph
      ---------
to this Agreement.

     "Appraiser" means a nationally recognized or major regional investment
      ---------
banking firm or firm of independent certified public accountants of national standing retained to determine the Warrant Repurchase Price in accordance with the terms hereof.

     "Asset Sale" shall have the meaning set forth in Section 4.14(s).
      ----------                                      ---------------

     "Balance Sheet"  shall have the meaning set forth in Section 3.1(k).
      -------------                                       --------------

     "Balance Sheet Date"  shall have the meaning set forth in Section 3.1(k).
      ------------------                                       --------------

     "Brown Simpson" shall have the meaning set forth in Section 2.3(a).
      -------------                                      --------------

     "Business Day" means any day except Saturday, Sunday and any day which
      ------------
shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

     "Cash Equivalents" means (i) securities issued or directly and fully
      ----------------
guaranteed or insured as to principal and interest by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank having combined capital, surplus and undivided profits of not less than $100,000,000 (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated, or that is a wholly owned Subsidiary of a bank holding company whose outstanding senior long-term debt securities are rated, either A-or higher by Standard & Poor's Ratings Service or A3 or higher by Moody's Investors Service, Inc., maturing within one year of the date of acquisition,
(iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

     "Change of Control" shall have the meaning set forth in Section 5.1(b).
      -----------------                                      --------------

     "Closing Date" shall have the meaning set forth in Section 2.3(c).
      ------------                                      --------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" means the Company's Common Stock, par value $.0001 per
      ------------
share.

     "Company" shall have the meaning set forth in the introductory paragraph to
      -------
this Agreement.

     "Conversion Date," when used in connection with the Convertible Debentures,
      ---------------
shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in the Series B Terms.

     "Conversion Price," when used in connection with the Convertible
      -----------------
Debentures, shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in the Series B Terms.

     "Conversion Ratio," when used in connection with the Convertible
      ----------------
Debentures, shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in the Series B Terms.

     "Convertible Debentures" means the Company's 8% Convertible Debentures, due
      ----------------------
August 29, 1999, in the form attached hereto as Exhibit A, to be issued in
                                                ---------
accordance with and subject to the terms and conditions hereof.

     "Deadline" shall have the meaning set forth in Section 4.13.
      --------                                      ------------

     "Debt" of any Person means at any date, without duplication, (i) all
      ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (x) are capitalized in accordance with GAAP or (y) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosure Materials" means the SEC Documents, the Schedules to this
      --------------------
Agreement, and any other written information furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby.

     "Environmental Laws" means any and all federal, state, local and foreign
      ------------------
statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, or any successor statute.

     "Escrow Agent" means the Law Offices of Brian W Pusch, 29 West 57th Street,
      ------------
New York, New York  10019.

     "Escrow Agreement" means that certain Escrow Agreement, dated the date
      ----------------
hereof, between the Company, the Purchasers and the Escrow Agent substantially in the form attached hereto as Exhibit B.
                               ---------

     "Event of Default," when used in connection with the Convertible
      ----------------
Debentures, shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in the Series B Terms.

     "Exchange Act" shall have the meaning set forth in Section 3.1(k).
      ------------                                      --------------

     "First Tranche Closing" shall have the meaning set forth in Section 2.3(a).
      ---------------------                                      --------------

     "First Tranche Closing Date" shall have the meaning set forth in Section
      --------------------------                                      -------
2.3(a).
------

     "First Tranche Closing Expiration Date" shall have the meaning set forth in
      -------------------------------------
Section 2.3(a).
--------------

     "First Tranche Net Proceeds" shall have the meaning set forth in Section
      --------------------------                                      -------
2.3(a).
------

     "First Tranche Purchase Price" shall have the meaning set forth in Section
      ----------------------------                                      -------
2.3(a).
------

     "First Tranche Shares" shall have the meaning set forth in Section 2.3(a).
      --------------------                                      --------------

     "GAAP" shall have the meaning set forth in Section 3.1(k).
      ----                                      --------------

     "Guarantee" by any Person means any obligation, contingent or otherwise, of
      ---------
such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall
                                       --------
not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Holder Conversion Notice," when used in connection with the Convertible
      ------------------------
Debentures, shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in the Series B Terms.

     "Intellectual Property" shall have the meaning set forth in Section 3.1(t).
      ---------------------                                      --------------

     "Investment" means any investment in any Person, whether by means of share
      ----------
purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
encumbrance, right of first refusal, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

     "Limitation on Conversion" shall have the meaning set forth in Section 4.3.
      ------------------------                                      -----------

     "Majority Holders" means (i) as of the First Tranche Closing Date, the
      ----------------
Purchasers and (ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Convertible Debentures outstanding at such time.

     "Market Price" as at any date shall mean the average Per Share Market Value
      ------------
for the five (5) Trading Days immediately preceding such date.

     "Material Adverse Effect" shall have the meaning set forth in Section
      -----------------------                                      -------
3.1(a).
------

     "Munsch Hardt" shall have the meaning set forth in Section 2.3(a).
      ------------                                      --------------

     "Net Cash Proceeds" means, with respect to any transaction, the total
      -----------------
amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

     "Original Issue Date," when used in connection with the Convertible
      -------------------
Debentures, shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in the Series B Terms.

     "Per Share Market Value," when used in connection with the Convertible
      ----------------------
Debentures, shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in the Series B Terms.

     "Permits" means all domestic and foreign licenses, permits and approvals
      -------
required for the full operation of the Company and the Subsidiaries, including state, federal, city and county permits and approvals.

     "Permitted Debt" shall have the meaning set forth in Section 4.14(h).
      --------------                                      ---------------

     "Person" means an individual or a corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Placement Agent" means Refco Securities, Inc.
      ---------------

     "Private Placement" shall have the meaning set forth in Section 4.11.
      -----------------                                      ------------

     "Private Placement Notice" shall have the meaning set forth in Section
      ------------------------                                      -------
4.11.
----

     "Purchasers" shall have the meaning set forth in the introductory paragraph
      ----------
to this Agreement.

     "Purchasers' Representative" shall mean HW Partners, L.P., a Texas limited
      --------------------------
partnership.

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated as of the date hereof, by and between the Company and the Purchasers, in the form attached hereto as Exhibit C.
                            ---------

     "Required Approvals" shall have the meaning set forth in Section 3.1(f).
      ------------------                                      --------------

     "Restricted Payment" means, with respect to any Person, (i) any dividend or
      ------------------
other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends payable by the Company on the Series B Preferred Stock), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person owning any capital stock of such Person (a "Stockholder") other than relocation, travel or like
                         -----------
advances to officers and employees in the ordinary course of business.

     "Revolving Credit Debt" means any borrowing by the Company under a
      ---------------------
revolving credit facility, provided the amount of Debt owed thereunder is required to be or is reduced to zero for at least thirty (30) consecutive days during the fiscal year in which such facility is established.

     "SEC Documents" shall have the meaning set forth in Section 3.1(k).
      -------------                                      --------------

     "Second Tranche Closing" shall have the meaning set forth in Section
      ----------------------                                      -------
2.3(b).
------

     "Second Tranche Closing Date" shall have the meaning set forth in Section
      ---------------------------                                      -------
2.3(b).
------

     "Second Tranche Closing Expiration Date" shall have the meaning set forth
      --------------------------------------
in Section 2.3(b).
   --------------

     "Second Tranche Shares" has the meaning set forth in Section 2.3(b).
      ---------------------                               --------------

     "Securities Act" shall have the meaning set forth in Section 3.1(j).
      --------------                                      --------------

     "Series A Preferred Stock" shall have the meaning set forth in Section
      ------------------------                                      -------
3.1(c).
------

     "Series B Designation" shall have the meaning set forth in Section 2.1(b).
      --------------------                                      --------------

     "Series B Preferred Stock" shall have the meaning set forth in the recital
      ------------------------
to this Agreement.

     "Series B Terms" shall have the meaning set forth in Section 2.1(b).
      --------------                                      --------------

     "Shares" shall have the meaning set forth in Section 2.1(c).
      ------                                      --------------

     "Subsequent Financing Notice" shall have the meaning set forth in Section
      ---------------------------                                      -------
2.3(b).
------

     "Subsidiaries" shall have the meaning set forth in Section 3.1(a).
      ------------                                      --------------

     "Third Tranche Closing" shall have the meaning set forth in Section 2.3(c).
      ---------------------                                      --------------

     "Third Tranche Closing Date" shall have the meaning set forth in Section
      --------------------------                                      -------
2.3(c).
------

     "Third Tranche Closing Expiration Date" shall have the meaning set forth in
      -------------------------------------
Section 2.3(c).
--------------

     "Trading Day," when used in connection with the Convertible Debentures,
      -----------
shall have the meaning set forth in the Convertible Debentures and, when used in connection with the Series B Preferred Stock, shall have the meaning set forth in Series B Terms.

     "Transaction Documents" shall have the meaning set forth in Section 3.1(b).
      ---------------------                                      --------------

     "Transfer Agent" means Continental Stock Transfer & Trust Company, the
      --------------
transfer agent for the Company's Common Stock.

     "Underlying Securities Registration Statement" shall have the meaning set
      --------------------------------------------
forth in Section 3.1(f).
         --------------

     "Underlying Shares" shall have the meaning set forth in Section 3.1(d).
      -----------------                                      --------------

     "Warrant" shall have the meaning set forth in Section 4.12.
      -------                                      ------------

     "Warrant Exercise Price" means, with respect to any Warrant, the exercise
      ----------------------
price thereof set forth therein.

     "Warrant Repurchase Price" with respect to any Warrant delivered hereunder
      ------------------------
shall equal (A) if the average Per Share Market Value for the five Trading Days immediately preceding the date of the notice triggering a repurchase hereunder or the date of payment in full of the repurchase price calculated under Section
                                                                        -------
4.5, whichever is greater, is greater than the Warrant Exercise Price, then the
---
product of (1) the number of shares of Common Stock issuable upon exercise in full of such Warrant (less such number of shares of Common Stock as shall have been previously issued upon conversion of such Warrant) and (2) the average Per Share Market Value for the five Trading Days immediately preceding (a) the date of the notice triggering such repurchase or (b) the date of payment in full of the repurchase price calculated under Section 4.5, whichever is greater, less
                                      -----------
the Warrant Exercise Price; or (B) if the average Per Share Market Value for the five Trading Days immediately preceding the date of the notice triggering such repurchase or the date of payment in full of such repurchase price, whichever is greater, is less than or equal to the Warrant Exercise Price, then such amount as is determined in good faith by the Purchasers, provided that, if the Company notifies the

Purchasers within 10 Business Days of its receipt of such Purchaser valuation that it disagrees with such valuation, within 10 Business Days of such Company notice, an Appraiser mutually acceptable to each of the Purchasers and the Company shall determine such amount; provided, however, if the Company and the
                                     --------  -------
Purchasers fail to appoint such mutually acceptable Appraiser within 10 Business Days of the expiration of such 10 day period, each of the Company and the Purchasers shall appoint an Appraiser, who (within 10 Business Days of such appointment) shall appoint a third Appraiser to determine conclusively the repurchase price for such Warrant, with the fees and disbursements of any such Appraiser being shared equally by the Company and the Purchasers.

     "Warrant Shares" shall have the meaning set forth in Section 3.1(d).
      --------------                                      --------------

                                  ARTICLE II

                PURCHASE AND SALE OF CONVERTIBLE DEBENTURES AND
                               PREFERRED SHARES

     2.1  Purchase and Sale.
          -----------------

          (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchasers shall purchase an aggregate principal amount of $200,000 of Convertible Debentures and up to 116,000 shares of Series B Preferred Stock in up to three tranches.

          (b) The Series B Preferred Stock shall have the respective rights, preferences and privileges set forth in Exhibit D attached hereto (the "Series B
                                        ---------                       --------
Terms"), which shall be incorporated into a Certificate of Designation to be
-----
approved by the Purchasers and filed on or prior to the First Tranche Closing Date by the Company with the Secretary of State of Delaware (the "Series B
                                                                  --------
Designation").
-----------

     2.2  Purchase Price.  The purchase price per Share shall be $50.
          --------------

     2.3  The Closings.
          ------------

          (a)  The First Tranche Closing.
               -------------------------

               (i) The closing into escrow of the purchase and sale of the Convertible Debentures and 56,000 shares of Series B Preferred Stock (the "First Tranche Shares") shall take place at the offices of Munsch Hardt
     ---------------------
     Kopf Harr & Dinan, P.C. ("Munsch Hardt"), 4000 Fountain Place, 1445 Ross
                               ------------
     Avenue, Dallas, Texas 75202, immediately following the execution hereof or such later date as the parties shall agree, but not prior to the date that the conditions set forth in Section 5.1 have been satisfied or waived by the appropriate party, and provided that the First Tranche Closing may not occur later than September 26, 1997 (the "First Tranche Closing Expiration
                                               --------------------------------
     Date").  The date of the First Tranche Closing is hereinafter referred to
     ----
     as the "First Tranche Closing Date."  At the First Tranche Closing, the
             --------------------------
     Company shall sell and issue to the Purchasers and the Purchasers shall purchase, in the proportions as set forth on Schedule 2.3(a) attached hereto, the Convertible Debentures
                  ---------------
     for an aggregate purchase price of $200,000 and the First Tranche Shares for an aggregate purchase price of $2,800,000 (collectively, the "First
                                                                       -----
     Tranche Purchase Price").
     ----------------------

               (ii) At the First Tranche Closing and in the manner described in the Escrow Agreement, (1) the Company shall deliver to the Escrow Agent (A) the Convertible Debentures, Warrants to acquire the number of shares of Common Stock specified in Section 4.12, and one or more stock certificates representing the First Tranche Shares registered in the names and in the amounts as specified in Schedule 2.3(a) hereto, (B), Warrants to acquire
                             ---------------
     the number of shares of Common Stock specified in Section 4.12 registered in the name of Brown Simpson, LLC ("Brown Simpson"), and (C) Warrants to
                                         -------------
     acquire the number of shares of Common Stock specified in Section 4.12 registered in the name of the Placement Agent; (2) each Purchaser shall deliver by wire transfer to the Escrow Agent in immediately available funds in U.S. dollars an amount equal to the portion of the aggregate First Tranche Purchase Price of the Convertible Debentures and First Tranche Shares to be purchased by it on the First Tranche Closing Date, in the proportions as set forth on Schedule 2.3(a) attached hereto (such amounts,
                                 ---------------
     less the fees and disbursements of the Placement Agent and the legal counsel contemplated in Section 7.1, being referred to herein as the "First
                                                                           -----
     Tranche Net Proceeds"); and (3) the Company shall deliver to the Purchasers
     --------------------
     all other documents, instruments and writings required to have been delivered at or prior to the First Tranche Closing by the Company pursuant to this Agreement and the Registration Rights Agreement and the Purchasers shall deliver to the Company all documents, instruments and writings required to have been delivered at or prior to the First Tranche Closing by each Purchaser pursuant to this Agreement and the Registration Rights Agreement. On the First Tranche Closing Date, the Escrow Agent shall deliver the Convertible Debentures, the First Tranche Shares and the Warrants described in Section 2.3(a)(ii) to or as directed by the Purchasers, Brown Simpson and the Placement Agent, as applicable, in accordance with the Escrow Agreement and shall disburse the First Tranche Net Proceeds to the Company and the Placement Agent fees to the Placement Agent, in each case in accordance with the terms of the Escrow Agreement.

          (b)  The Second Tranche Closing.
               --------------------------

               (i) The closing of the purchase and sale of the shares of Series B Preferred Stock (the "Second Tranche Shares") to be issued and
                                    ---------------------
     sold at such closing in accordance herewith (the "Second Tranche Closing")
                                                       ----------------------
     shall take place at the offices of Munsch Hardt on such date (which may not be prior to the 30th day after receipt of the notice described hereafter in this paragraph (b)) as the Company may designate in a written notice to the Purchasers' Representative (a "Subsequent Financing Notice") relating to
                                    ---------------------------
     the Second Tranche Shares, which the Company may deliver no earlier than 150 days after the First Tranche Closing Date, and no later than 180 days after the First Tranche Closing Date (the "Second Tranche Closing
                                                ----------------------
     Expiration Date"), which Subsequent Financing Notice shall set forth the
     ---------------
     number of Second Tranche Shares (which shall not exceed 30,000 shares of Series B Preferred Stock) that the Company intends to sell to the Purchasers hereunder, provided, however, that in no case shall the Second
                           --------  -------
     Tranche Closing take place unless and until the conditions listed in
     Section 5.2 have been satisfied or waived by the appropriate party. Unless the Purchasers' Representative notifies the Company otherwise, the Second Tranche Shares shall be acquired by the Purchasers in the same proportion that the First Tranche Shares were acquired by them, as reflected on
     Schedule 2.3(a) attached hereto.  The date of the Second Tranche Closing is
     ---------------
     hereinafter referred to as the "Second Tranche Closing Date."  The Company
                                     ---------------------------
     has no obligation to send the Subsequent Financing Notice for the Second Tranche Closing or to sell the Second Tranche Shares to the Purchasers.

               (ii) At the Second Tranche Closing, (1) the Company shall deliver, or shall cause the Transfer Agent to deliver, to the Purchasers, Brown Simpson, and the Placement Agent, as applicable: (A) one or more stock certificates representing the Second Tranche Shares to be issued and delivered to the Purchasers registered in their names and in the respective amounts as specified in Section 2.3(b)(i), and Warrants to acquire the number of shares of Common Stock specified in Section 4.12 registered in the names of the Purchasers, (B) Warrants to acquire the number of shares of Common Stock specified in Section 4.12 registered in the name of Brown Simpson, and (C) Warrants to acquire the number of shares of Common Stock specified in Section 4.12 registered in the name of the Placement Agent;
     (2) the Purchasers shall deliver to the Company the purchase price for the Second Tranche Shares being purchased as determined pursuant to Section 2.2 in immediately available funds in U.S. dollars by wire transfer; and (3) the Company shall deliver to the Purchasers all other documents, instruments and writings required to have been delivered at or prior to the Second Tranche Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, and the Purchasers shall deliver to the Company all documents, instruments and writings required to have been delivered at or prior to the Second Tranche Closing by the Purchasers pursuant to this Agreement and the Registration Rights Agreement.

          (c)  The Third Tranche Closing.
               -------------------------

               (i) The closing of the purchase and sale of the shares of Series B Preferred Stock (the "Third Tranche Shares" and, collectively with the
                             --------------------
     First Tranche Shares and the Second Tranche Shares, the "Shares") to be
                                                              ------
     issued and sold at such closing in accordance herewith (the "Third Tranche
                                                                  -------------
     Closing") shall take place at the offices of Munsch Hardt on such date
     -------
     (which may not be prior to the 30th day after receipt of the Subsequent Financing Notice relating to the Third Tranche Shares) as the Company shall designate in the Subsequent Financing Notice relating to the Third Tranche Shares, which the Company may deliver no earlier than 150 days after the Second Tranche Closing Date and no later than 180 days after the Second Tranche Closing Date (the "Third Tranche Closing Expiration Date"), which
                                -------------------------------------
     Subsequent Financing Notice shall set forth the number of Third Tranche Shares (which shall not exceed 30,000 shares of Series B Preferred Stock) that the Company intends to sell to the Purchasers hereunder, provided,
                                                                   --------
     however, that in no case shall the Third Tranche Closing take place unless
     -------
     and until the conditions listed in Section 5.2 have been satisfied or waived by the appropriate party. Unless the Purchasers' Representative notifies the Company otherwise, the Third Tranche Shares shall be acquired by the Purchasers in the same proportion that the First Tranche Shares were acquired by them, as reflected on Schedule 2.3(a) attached hereto. The
                                       ---------------
     date of the Third Tranche Closing is hereinafter referred to as the

     "Third Tranche Closing Date." The First Tranche Closing Date, the Second
      --------------------------
     Tranche Closing Date or the Third Tranche Closing Date are sometimes referred to herein as a "Closing Date." The Company has no obligation to
                              ------------
     send the Subsequent Financing Notice for the Third Tranche Closing or to sell the Third Tranche Shares to the Purchasers.

               (ii) At the Third Tranche Closing, (1) the Company shall deliver, or shall cause the Transfer Agent to deliver, to the Purchasers, Brown Simpson, and the Placement Agent, as applicable: (A) one or more stock certificates representing the Third Tranche Shares to be issued and delivered to the Purchasers registered in their names and in the amounts as specified in Section 2.3(c)(i) hereto, and Warrants to acquire the number of shares of Common Stock specified in Section 4.12 registered in the names of the Purchasers, (B) Warrants to acquire the number of shares of Common Stock specified in Section 4.12 registered in the name of Brown Simpson, and (C) Warrants to acquire the number of shares of Common Stock specified in Section 4.12 registered in the name of the Placement Agent; (2) the Purchasers shall deliver to the Company the purchase price for the Third Tranche Shares being purchased as determined pursuant to Section 2.2 in immediately available funds in U.S. dollars by wire transfer; and (3) the Company shall deliver to the Purchasers all other documents, instruments and writings required to have been delivered at or prior to the Third Tranche Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, and the Purchasers shall deliver to the Company all documents, instruments and writings required to have been delivered at or prior to the Third Tranche Closing by the Purchasers pursuant to this Agreement and the Registration Rights Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations, Warranties and Agreements of the Company.  The
          ---------------------------------------------------------
Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and as of each Closing Date:

          (a)  Organization and Qualification.  The Company is a corporation,
               ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on Schedule
                                                                       --------
3.1(a) attached hereto (collectively, the "Subsidiaries").  Each of the
------                                     ------------
Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").
                     -----------------------

          (b)  Authorization, Enforcement.  The Company has the requisite
               --------------------------
corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrants, the Series B Designation, the Registration Rights Agreement, the Convertible Debentures and the Escrow Agreement and to otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Warrants, the Series B Designation, the Registration Rights Agreement, the Convertible Debentures and the Escrow Agreement are collectively referred to herein as the "Transaction Documents".
                                                      ---------------------
The execution and delivery of each of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c)  Capitalization.  The authorized, issued and outstanding capital
               --------------
stock of the Company is set forth on Schedule 3.1(c).  No shares of the
                                     ---------------
Company's Series A Preferred Stock, par value $.0001 per share (the "Series A
                                                                     --------
Preferred Stock"), have been issued as of the date hereof and prior to First
---------------
Tranche Closing Date all Series A Preferred Stock will be canceled. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as disclosed in Schedule 3.1(c), there are no outstanding options, warrants,
                ---------------
script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Convertible Debentures, the Shares and the Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Certificate of Incorporation, bylaws or other charter documents.

          (d)  Issuance of Convertible Debentures, Shares and Warrants.  The
               -------------------------------------------------------
Convertible Debentures have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their terms free and clear of all Liens. The Shares and the Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable and free and clear of all Liens. The Company, as at each Closing Date, as the case may be, has and at all times while the Convertible Debentures, the Shares and any Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Convertible Debentures, the Warrants and the Series B Designation and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of two times (i) the number of shares of Common Stock which would be issuable upon conversion in full of the aggregate principal amount of the Convertible Debentures and of the full number of the Shares that may be issued pursuant to the terms hereof assuming in each case that all of the Shares were issued hereunder and that such conversion occurred on the First Tranche Closing Date (the "Underlying Shares") and (ii) the number of shares of Common
                  ------------------
Stock which would be issuable upon exercise in full of the Warrants (the "Warrant Shares"). When issued in accordance with the terms hereof, the
---------------
Convertible Debentures and the Series B Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens; and when issued upon exercise of the Warrants in accordance with their respective terms, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens.

          (e)  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any material property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

          (f)  Consents and Approvals.  Except as specifically set forth in
               ----------------------
Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain
---------------
any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents including, but not limited to, delivery to the Purchasers of the Convertible Debentures and the Shares (and upon the conversion of the Convertible Debentures and the Shares, the Underlying Shares) and the Warrants (and, upon exercise of the Warrants, the Warrant Shares) in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all Liens and encumbrances of any nature whatsoever, except for (i) the filing of the Series B Designation with respect to the Shares with the Secretary of State of Delaware, which filing shall be effected prior to the First Tranche Closing Date, and (ii) the filing of the registration statements relating to the Underlying Shares and the Warrant Shares contemplated by the Registration Rights Agreement (the "Underlying Securities Registration Statement(s)") with the Commission, which
------------------------------------------------
shall be filed in the time periods set forth in the Registration Rights Agreement (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 3.1(f), the "Required Approvals").
                           ---------------       ------------------

          (g)  Litigation; Proceedings.  Except as specifically disclosed in the
               -----------------------
Disclosure Materials or in Schedule 3.1(g), there is no action, suit, notice of
                           ---------------
violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Underlying Shares or the Warrant Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents. Carlin Equities, Inc. shall not be entitled to any fees, commissions or compensation as a result of the execution and delivery and performance of this Agreement and the other Transaction Documents.

          (h)  No Default or Violation.  Neither the Company nor any Subsidiary
               -----------------------
(i) is in default under or in violation of (or will be upon notice or a lapse of time or both) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as is listed on Schedule 3.1(h) or except
                                                      ---------------
as would not, individually or in the aggregate, have a Material Adverse Effect.

          (i)  Insurance. The Company and its Subsidiaries maintain insurance in
               ---------
at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance. Schedule 3.1(i) attached hereto sets forth a
                                   ---------------
list of all of the Company's insurance policies in effect on the date hereof.

          (j)  Private Offering.  Assuming the accuracy of the representations
               ----------------
and warranties of the Purchasers set forth in Section 3.2, the offer and sale of the Convertible Debentures, the Shares, the Warrants, the Underlying Shares and the Warrant Shares are exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Except as is listed
                                         --------------
on Schedule 3.1(j), the Company has not issued any securities in the last six
   ---------------
months. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Convertible Debentures or Shares under the Securities Act) which might subject the offering, issuance or sale of such Convertible Debentures,

Shares, Warrants, Underlying Shares or Warrant Shares to the registration requirements of Section 5 of the Securities Act.

          (k)  Financial Information and SEC Documents.  Since it became subject
               ---------------------------------------
to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has timely filed all forms, reports
                 ------------
and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (collectively, the "SEC Documents"). Such SEC
                                                -------------
Documents, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Documents, including without limitation any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent SEC Document filed with the Commission which have not been disclosed to the Purchasers in writing. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Documents, and the related consolidated statements of income, changes in stockholders equity and changes in cash flows for the period ended June 30, 1997 (the consolidated balance sheet of the Company and its subsidiaries as of June 30, 1997 is hereinafter referred to as the "Balance Sheet"), including the
                                            -------------
footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed
                                                ----
throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its Subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its Subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its Subsidiaries
and the changes in their financial position for the period indicated.   Since
June 30, 1997 (the "Balance Sheet Date"), except as disclosed in the SEC
                    ------------------
Documents, or Schedule 3.1(g) attached hereto, there has been (x) no material
              ---------------
adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries except in the ordinary course of business; and no fact or condition exists or, to the knowledge of the Company, is contemplated or threatened which might cause such a change in the future.

          (l)  Compliance with ERISA and other Benefit Plans.  Neither the
               ---------------------------------------------
Company nor any of its Subsidiaries has any employee benefit or pension plans or arrangements that are covered by ERISA or is subject to the minimum funding standards under Section 412 of the Code. The Company's existing benefit plans (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans), relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws; all required employer and employee contributions and premiums under such benefit plans to the date hereof have been made; the respective fund or funds established under such benefit plans are funded in accordance with applicable laws; and no past service funding liabilities exist thereunder.

          (m)  Environmental Matters. The costs and liabilities associated with
               ---------------------
Environmental Laws (including the cost of compliance therewith) will not have a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws currently in effect.

          (n)  Taxes.  All United States federal, state, county, municipality
               -----
local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

          (o)  Investments, Joint Ventures.  The Company has no subsidiaries
               ---------------------------
other than the Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement, other than the Distribution Agreement.

          (p)  Full Disclosure. The information (including the Schedules to this
               ---------------
Agreement and the other Disclosure Materials) heretofore furnished by the Company to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

          (q)  Permits.  (a) Each of the Company and its Subsidiaries has all
               -------
material Permits as are necessary for the conduct of its business as it has been carried on; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and
(d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

          (r)  Leases.  Except as set forth on Schedule 3.1(r), neither the
               ------                          ---------------
Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

          (s)  Absence of Any Undisclosed Liabilities or Capital Calls.  There
               -------------------------------------------------------
are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 3.1(k) hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

          (t)  Intellectual Property Rights.  Each of the Company and its
               ----------------------------
Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of
                ---------------------
its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

          (u)  Title to Properties. Except as otherwise disclosed in the Balance
               -------------------
Sheet, the Company and its Subsidiaries have good and indefeasible title to all their respective properties reflected on the financial statements referred to in
Section 3.1(k), and there is no Lien on any asset of the Company or its Subsidiaries. The Company does not own or lease any real property except as reflected on the financial statements referred to in Section 3.1(k). There are no currently effective financing statements (or their equivalent) of record in any jurisdiction covering any tangible or intangible assets of the Company of any Subsidiary.

          (v)  Eligibility for Listing on the Nasdaq SmallCap Market.  After
               -----------------------------------------------------
receipt by the Company from the Escrow Agent of the First Tranche Net Proceeds, the Company will meet all applicable listing requirements for the listing of its Common Stock on the Nasdaq SmallCap Market, as such requirements are in effect on such date.

          (w)  Seniority. No class of equity securities of the Company is senior
               ---------
to the Shares in right of payment, whether upon liquidation, dissolution or otherwise.

          (x)  Investment Company.  The Company is not, and following the
               ------------------
issuance of the Convertible Debentures and the Shares will not be, nor is it an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (y)  Certain Fees.  No fees or commissions will be payable by the
               ------------
Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement, except to the Placement Agent and as provided in Section 4.14(o).

          (z)  Solicitation Materials.  The Company has not (i) distributed any
               ----------------------
offering materials in connection with the offering and sale of the Convertible Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares other than the Disclosure Materials to this Agreement and any amendments and supplements thereto prepared in compliance herewith or (ii) solicited any offer to buy or sell the Convertible Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares by means of any form of general solicitation or advertising.

          (aa) Margin Requirements.  The Company does not intend to, and will
               -------------------
not, use the proceeds of the offer and sale of the Convertible Debentures and Shares hereunder, directly or ultimately, (i) to purchase or carry Margin Stock (as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time) or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     3.2  Representations and Warranties of the Purchasers.  Each of the
          ------------------------------------------------
Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows as of the date hereof and as of each Closing Date:

          (a)  Organization; Authority.  Such Purchaser is a corporation or
               -----------------------
limited partnership, as the case may be, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and the Escrow Agreement and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Convertible Debentures, Shares and Warrants to be purchased by such Purchaser hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, the Registration Rights Agreement, and the Escrow Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

          (b)  Investment Intent.  Such Purchaser is acquiring the Convertible
               -----------------
Debentures, the Shares and the Warrants to be purchased by it hereunder, and will acquire the Underlying Shares and the Warrant Shares relating to such Convertible Debentures, Shares and Warrants, for its own account for investment purposes only and not with a view to or for distributing or reselling such Convertible Debentures, Shares, Underlying Shares, Warrants or Warrant Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Convertible Debentures, Shares, Underlying Shares, Warrants or Warrant Shares pursuant to under an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements thereunder and in compliance with applicable state securities laws.

          (c)  Purchaser Status.  At the time such Purchaser was offered the
               ----------------
Convertible Debentures, Shares and Warrants to be acquired by it hereunder, it was and at the date hereof, it is, and at each date it exercises Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (d)  Investment Company.  The Purchaser is not, and following issuance
               ------------------
of the Convertible Debentures and the Shares will not be, nor is it an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (e)  Experience of Purchaser. Such Purchaser, either alone or together
               -----------------------
with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

          (f)  Ability of Purchaser to Bear Risk of Investment.  Such Purchaser
               -----------------------------------------------
is able to bear the economic risk of an investment in the securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

          (g)  Prohibited Transactions.  The securities to be acquired by such
               -----------------------
Purchaser hereunder are not being acquired, directly or indirectly, with the assets of any "employee benefit plan," within the meaning of Section 3(3) of ERISA.

          (h)  Access to Information. Such Purchaser acknowledges receipt of the
               ---------------------
Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in such securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

          (i)  Reliance.  Such Purchaser understands and acknowledges that (i)
               --------
the Convertible Debentures, the Shares and the Warrants being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and
(ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          (j)  Certain Fees.  No fees or commissions will be payable by any
               ------------
Purchaser to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement, except as provided in Section 4.14(o).

     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.
                                                       -----------

                                  ARTICLE IV

                        OTHER AGREEMENTS OF THE PARTIES

     4.1  Transfer Restrictions.
          ---------------------

          (a) If any Purchaser should decide to dispose of any portion of the principal amount of the Convertible Debentures or of any of the Shares or any portion of the Warrants to be purchased by it hereunder (and upon conversion or exercise thereof, of any Underlying Shares or Warrant Shares, as applicable), such Purchaser understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption or exclusion from the registration requirements of the Securities Act. In connection with any transfer of any Convertible Debentures, Shares, Warrants, Underlying Shares or Warrant Shares other than pursuant (i) to an effective registration statement, (ii) to the Company, (iii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, and (iv) in reliance on Rule 144 under the Securities Act, the Company may require that the transferor provide to the Company an opinion in form and substance reasonably satisfactory to the Company of counsel experienced in the area of United States securities laws selected by the transferor to the effect that such transfer does not require registration of such Convertible Debentures, Shares, Warrants, Underlying Shares or Warrant Shares, as the case may be, under the Securities Act.

          (b) The Purchasers agree to the imprinting, so long as appropriate, of the following legend on certificates representing the Convertible Debentures, Shares, Underlying Shares, Warrants and Warrant Shares, to be modified as applicable:

          NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE [OR EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT
     ---------------
     PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR

     PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

          THIS [          ] IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER [AND
     CONVERSION] SET FORTH IN A CONVERTIBLE DEBENTURE AND CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER __1997, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     Subject to Section 4.13, the legend set forth above shall be removed in connection with any resale of Underlying Shares or Warrant Shares pursuant to an effective registration statement under the Securities Act or sooner if, in the opinion of counsel to the Company experienced in the area of United States securities laws, such legend is no longer required under applicable requirements of the Securities Act (including judicial interpretation and pronouncements issued by the staff of the Commission). The certificates representing the Convertible Debentures, Shares, Warrants, Underlying Shares and Warrant Shares shall also bear any other legends required by applicable federal or state securities laws, which legends shall be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, such legends are no longer required under the applicable requirements of such securities laws.
In connection therewith, the Company may request, and the Purchaser or other transferor shall provide, such information as the Company or its counsel may reasonably request to evaluate the propriety of removing any legends (which shall not include any opinions of counsel). The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate or certificates, free from such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of Underlying Shares or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all applicable prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Convertible Debentures, Shares, Underlying Shares, Warrants or Warrant Shares.

          (c) Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in this
Section 4.1; provided, however, that for so long as an Underlying Securities
             --------  -------
Registration Statement is effective, the Company may not issue any stop transfer instruction or make any notation on its records with respect thereto to any transfer agent of the Company and shall issue shares of Common Stock upon a conversion of Convertible Debentures or Shares or exercise of Warrants in accordance with this Section 4.1.

     4.2  Qualification of Common Stock and Related Matters.
          -------------------------------------------------

          (a) The Company shall (i) advise each Purchaser promptly after obtaining knowledge thereof, and, if requested by either Purchaser, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Convertible Debentures, the Shares, the Warrants, the Warrant Shares or the Underlying Shares or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Convertible Debentures, the Shares, the Warrants, the Warrant Shares or the Underlying Shares under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Convertible Debentures, the Shares, the Warrants, the Warrant Shares or the Underlying Shares under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) The Company shall furnish each Purchaser, without charge, as many copies of the Disclosure Materials, and any amendments or supplements thereto, as such Purchaser may reasonably request. The Company consents to the use of the Disclosure Materials, and any amendments and supplements thereto, by a Purchaser in connection with resales of the Convertible Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares.

          (c) In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as any Purchaser may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, however, that neither the Company nor its
                   --------  -------
Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (d) The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Convertible Debentures, the Shares, the Warrants, the Underlying Shares relating to the Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Convertible Debentures, the Shares, the Warrants, the Underlying Shares or the Warrant Shares to any Purchaser.

     4.3  Purchaser Ownership of Common Stock. In addition to and not in lieu of
          -----------------------------------
the limitations on conversion set forth in the Convertible Debentures, the Series B Designation and the Warrants, the conversion and exercise rights of the Purchasers set forth in the Convertible Debentures, the Series B Designation and the Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Convertible Debentures or Shares, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of
(i) 4.99%
of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by the Purchasers (but exclusive of any shares of Common Stock deemed beneficially owned due to ownership of the Convertible Debentures, Shares and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on
 ------------------------    --------  -------
Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(b) of the Convertible Debentures or pursuant to Section 5(b) of the Series B Designation and, provided, further, that if 10 Business
                                      --------  -------
Days have elapsed since a Purchaser shall have declared an Event of Default (in accordance with provisions of the Convertible Debentures or the Series B Designation, as applicable) and the Company shall not have cured such Event of Default, the provisions of this Section 4.3 shall be null and void from and
                                -----------
after such date. The Company shall, promptly upon its receipt of a Holder Conversion Notice tendered by a Purchaser (or its sole designee) under the Convertible Debentures or the Series B Designation, as applicable, and upon its receipt of a notice of exercise under the terms of the Warrants, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares and Warrant Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such Conversion Notice or exercise requested in such exercise notice were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Convertible Debentures or the Series B Designation or the Warrants, such Purchaser may within one Trading Day of its receipt of the Company notice required by this Section by telephone or by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such Purchaser owning shares of Common Stock in excess of the Limitation on Conversion.

     4.4  Listing of Common Stock and Underlying Shares.  The Company shall take
          ---------------------------------------------
all steps necessary to cause the Common Stock to be listed on the Nasdaq SmallCap Market within 90 days after the First Tranche Closing Date (or, if earlier, on or prior to the date on which the Underlying Securities Registration Statement relating to the Convertible Debentures and the First Tranche Shares is declared effective by the Commission). In addition, the Company shall take all steps necessary to cause the Underlying Shares and Warrant Shares to be approved for listing on the Nasdaq SmallCap Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) no later than the first day after which Convertible Debentures or Shares may be converted by any Purchaser into Common Stock, and shall provide to such Purchasers evidence of such listing, and shall maintain the listing of its Common Stock on such market or exchange. In the event the aggregate number of Underlying Shares or Warrant Shares increases, the Company shall promptly file one or more appropriate listing applications to continually list for trading a number of such additional shares as the Company and the Purchasers shall reasonably agree.

     4.5  Purchaser's Rights if Trading in Common Stock is Suspended.  In the
          ----------------------------------------------------------
event that at any time within the period commencing when the first Underlying Securities Registration Statement is declared effective under the Securities Act by the Commission and ending three years after the last Closing Date, trading in the shares of the Common Stock is suspended on the Nasdaq SmallCap Market or the Nasdaq National Market or such other stock exchange upon which the Common Stock shall then be listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), then, at a Purchaser's option exercisable by written notice to the Company, the Company shall redeem, as applicable, all of the Convertible Debentures, Shares, Warrants, Underlying Shares and Warrant Shares owned by such Purchaser at an aggregate purchase price equal to the sum of (i) (A) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the repurchase price calculated under this Section 4.5, whichever is greater, multiplied by (2) the Conversion Ratio on the date of the repurchase notice, (ii) the Warrant Repurchase Price, (iii) the number of Underlying Shares and Warrant Shares then held by such Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the repurchase price calculated under this Section 4.5, whichever is greater, and
(iv) interest on such amounts set forth in (i) - (iii) above accruing from the 7th day after such notice until the repurchase price under this Section 4.5 is paid in full at the rate of 15% per annum.

     4.6  No Violation of Applicable Law.  Notwithstanding any provision of this
          ------------------------------
Agreement to the contrary, if the redemption of Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however,
                                                             --------  -------
that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.5.

     4.7  Redemption Restrictions.  Notwithstanding any provision of this
          -----------------------
Agreement to the contrary, if any redemption of Convertible Debentures or Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited in the absence of consent from any lender of the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue until such consent is obtained. Nothing contained in this Section 4.7 shall be construed as a waiver by any Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

     4.8  Piggyback Registration Rights.  During the period commencing the date
          -----------------------------
hereof and ending on the earlier to occur of (i) the one year anniversary of the last Closing and (ii) the date the last Underlying Securities Registration Statement required to be filed by the Company in accordance with the Registration Rights Agreement is declared effective under the Securities Act by the Commission, the Company may not file any registration statement that provides for the registration of shares of Common Stock to be sold by other shareholders of the Company unless the Company provides each Purchaser with not less than seven (7) Trading Days' notice of its intention to file such registration statement and provides each Purchaser the option to include any or all of the Underlying Shares and Warrant Shares then owned by it therein as to which there is not at that time an effective Underlying Securities Registration Statement. Such registration rights shall not apply to registration statements relating solely to (i) employee benefit plans notwithstanding the inclusion of a resale prospectus for securities received under such employee benefit plan, or (ii) business combinations.

     4.9   Notice of Breaches. Each of the Company and the Purchasers shall give
           ------------------
prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in any other Transaction Document, as well as any events or occurrences arising after the date hereof and prior to, with respect to the First Tranche Closing, the First Tranche Closing Date, with respect to the Second Tranche Closing, the Second Tranche Closing Date and with respect to the Third Tranche Closing, the Third Tranche Closing Date which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section 4.9 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in other Transaction Documents. Notwithstanding the generality of the foregoing, the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by other Transaction Documents or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

     4.10  Conversion Obligations of the Company.  The Company covenants to
           -------------------------------------
convert the Convertible Debentures and Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the Convertible Debentures and the Series B Designation, respectively, and to deliver Warrant Shares in accordance with the terms and conditions and time periods set forth in the Warrants.

     4.11  Right of First Refusal. For a period of one year commencing as of the
           ----------------------
date hereof, the Company may not enter into any transaction with a person other than the Purchasers to sell or otherwise dispose of any securities of the Company in any transaction intended not to be subject to the registration requirements of the Securities Act (a "Private Placement") unless the Company
                                       -----------------
provides a written notice to the Purchasers describing the terms of such Private Placement (the "Private Placement Notice") and attaches to such notice any
                ------------------------
written term sheet or other similar writing with respect thereto. The Majority Holders shall have the right, exercisable within five (5) Business Days of their receipt of such notice, to elect, by written notice to the Company to inform the Company of their intention to provide the financing described in the Private Placement Notice on terms no less favorable to the Company than as set forth in the Private Placement Notice. If the Majority Holders fail to elect to exercise such right, the Company may enter into the Private Placement, but only if the Private Placement is on terms at least as favorable to the Company as the terms set forth in the notice provided to the Purchasers in accordance with this paragraph and provided such Private Placement is consummated within sixty (60) days after the Company's receipt of such notice. If such Private Placement does not occur within such period, then the Company shall not consummate such Private Placement without again providing the Purchasers with the right of first refusal set forth in this Section.

     4.12  The Warrants.
           ------------

           (a) In connection with the First Tranche Closing, the Company shall issue (i) to the Purchasers common stock purchase warrants, each in the form of Exhibit E attached hereto (a "warrant"), pursuant to which the Purchasers shall
---------                     -------
have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire an aggregate of 105,000 shares of Common Stock (such warrants to be issued to the Purchasers in the respective amounts specified on Schedule 2.3(a) attached hereto) at an exercise price per share
             ---------------
equal to 125% of the Market Price as of the First Tranche Closing Date, (ii) to Brown Simpson a warrant pursuant to which Brown Simpson shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire 45,000 shares of Common Stock at an exercise price per share equal to 125% of the Market Price as of the First Tranche Closing Date, and
(iii) to the Placement Agent a warrant pursuant to which the Placement Agent shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire 75,000 shares of Common Stock at an exercise price per share equal to 125% of the Market Price as of the First Tranche Closing Date.

          (b) In connection with the Second Tranche Closing, the Company shall issue to (i) the Purchasers (or as otherwise directed by the Purchasers' Representatives) warrants pursuant to which Purchasers shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire an aggregate of 52,500 shares of Common Stock (subject to equitable adjustment in the event of combinations, subdivisions or reclassifications of the Common Stock), with such warrants to be issued to the Purchasers in the same proportion that the Second Tranche Shares are acquired by the Purchasers (or as otherwise directed by the Purchasers' Representative),
(ii) to Brown Simpson a warrant pursuant to which Brown Simpson shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire 22,500 shares of Common Stock (subject to equitable adjustment in the event of combinations, subdivisions or reclassifications of the Common Stock), and (iii) to the Placement Agent a warrant pursuant to which the Placement Agent shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire 37,500 shares of Common Stock (subject to equitable adjustment in the event of combinations, subdivisions, or reclassifications of the Common Stock), in each case at an exercise price per share equal to the lesser of (i) 125% of the Market Price as of the First Tranche Closing Date and (ii) 125% of the Market Price as of the Second Tranche Closing Date. In connection with the Third Tranche Closing, the Company shall issue to (i) the Purchasers (as otherwise directed by the Purchasers' Representative) warrants pursuant to which the Purchasers shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire an aggregate of 52,500 shares of Common Stock (subject to equitable adjustment in the event of combinations, subdivisions or reclassifications of the Common Stock), with such warrants to be issued to the Purchasers in the same proportion that the Third Tranche Shares are acquired by the Purchasers (or as otherwise directed by the Purchasers' Representative),
(ii) to Brown Simpson a warrant pursuant to which Brown Simpson shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire 22,500 shares of Common Stock (subject to equitable adjustment in the event of combinations, subdivisions or reclassifications of the Common Stock), and (iii) to the Placement Agent a warrant pursuant to which the Placement Agent shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof to acquire

37,500 shares of Common Stock (subject to equitable adjustment in the event of combinations, subdivisions, or reclassifications of the Common Stock), in each case at an exercise price per share equal to the lesser of (i) 125% of the Market Price as of the First Tranche Closing Date and (ii) 125% of the Market Price as of the Third Tranche Closing Date. The warrants to be issued pursuant to this Section 4.12 are collectively referred to herein as the "Warrants."
                                                                 --------

     4.13  Liquidated Damages. The Company shall, and shall use its best efforts
           ------------------
to cause the Transfer Agent to, issue and deliver (a) shares of Common Stock within three (3) New York Stock Exchange Trading Days of receipt of a written Holder Conversion Notice or notice of exercise under the Warrants, as applicable (or within such other time period as may be specified in the Debentures, the Series B Designation, or the Warrants, as applicable), or (b) shares of Common Stock without restrictive legends within five (5) New York Stock Exchange Trading Days of delivery of a Holder Conversion Notice or notice of exercise under the Warrants, as applicable (the "Deadline"). Notwithstanding the
                                        --------
foregoing, the delivery obligations of the Company under clause (b) above shall be conditioned on (i) the existence and effectiveness of an Underlying Securities Registration Statement, and (ii) receipt of materials reasonably requested by the Company from the Purchasers, Brown Simpson, or the Placement Agent, as applicable (which shall not include an opinion of counsel to be delivered by the Company's counsel to the Transfer Agent regarding the effectiveness of such registration statements), to permit the issuance of certificates of Common Stock without restrictive legend. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to the Purchasers, Brown Simpson, or the Placement Agent, as applicable. If for any reason the Company fails to issue by the Deadline such certificates of Common Stock by the Deadline, as compensation, and not as a penalty, the Company agrees to pay liquidated damages to the Purchasers, Brown Simpson, or the Placement Agent, as applicable, for such late issuance of such certificates an amount equal to $1,000 per day for each day such certificates are not delivered for the first ten (10) days after the Deadline and $2,000 per day for each day thereafter. The Company shall promptly pay the Purchasers, Brown Simpson, or the Placement Agent, as applicable, any liquidated damages incurred under this Section by wire transfer in immediately available funds to an account designated by the Purchasers, Brown Simpson, or the Placement Agent, as applicable. Nothing herein shall waive the Company's obligations to deliver shares of Common Stock upon a conversion of the Convertible Debentures or the Shares or exercise of the Warrants or limit the right of any Purchaser, Brown Simpson, or the Placement Agent, as applicable, to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to issue and deliver shares of Common Stock to such Purchaser, Brown Simpson, or the Placement Agent, as applicable, consistent with the terms of this Agreement. The Company agrees that, in addition to any other remedies which may be available to the Purchasers, Brown Simpson, or the Placement Agent, as applicable, including the remedies available under this section, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser, Brown Simpson, or the Placement Agent, as applicable, of certificates as contemplated by this section on or prior to the Deadline, such Purchaser, Brown Simpson, or the Placement Agent, as applicable, will be entitled, if prior to the delivery of such certificates, to revoke the Holder Conversion Notice, or notice of exercise under the Warrants, as applicable, by delivering a notice to such effect to the Company and the Transfer Agent whereupon the Company and the Purchaser, Brown Simpson, or the Placement Agent, as applicable, shall each be restored to their respective positions immediately prior to delivery of such Holder Conversion Notice, or notice of exercise under the Warrants. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

     4.14  Restrictive Covenants.  As long as any Purchaser owns any Convertible
           ---------------------
Debentures or Shares, the Company agrees that:

           (a)  Information.  The Company will deliver to each holder of the
                -----------
Convertible Debentures, Shares or Warrants:

                (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income and cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Commission by independent public accountants of nationally recognized standing;

                (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company (the requirements of clause (i) above and this clause (ii) may be satisfied by delivering to each holder copies of the Company's Form 10K-SB and Form 10Q-SB, as applicable, under a cover letter from the chief financial officer or chief accounting officer of the Company addressing the matters required by such clauses);

                (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate from the Company signed by its President and Chief Financial Officer stating that no Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default and the action which the Company is taking or proposes to take with respect thereto;

                (iv) within two days after any officer of the Company obtains knowledge of a Default, a certificate of the chief financial officer or the chief accounting officer of the

      Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

               (v) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

               (vi) promptly upon the filing hereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-KSB, 10-QSB and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission;

               (vii) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $50,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (viii) promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change, or development involving a prospective material adverse change, in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; and

               (ix) from time to time such additional information regarding the financial position or business of any of the Company and its Subsidiaries as the Purchasers may reasonably request.

          (b)  Payment of Obligations. The Company and its Subsidiaries will pay
               ----------------------
and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

          (c)  Maintenance of Property; Insurance.
               ----------------------------------

               (i) The Company and each Subsidiary will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

               (ii) The Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the First Tranche Closing Date.

               (d) Maintenance of Existence. The Company will continue, an--- ubsidiary will continue, to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

          (e)  Compliance with Laws.  The Company and each Subsidiary will
               --------------------
comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (A) where compliance therewith is contested in good faith by appropriate proceedings or (B) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

          (f)  Inspection of Property, Books and Records.  The Company and each
               -----------------------------------------
Subsidiary will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and at least once each calendar year will permit during normal business hours representatives of the Purchasers to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, all at such reasonable times. Any information made available to the Purchasers during such inspections shall be the confidential information of the Company. The Purchasers agree to use the same degree of care to protect the confidentiality of all such confidential information of the Company they receive as they use to protect their own confidential and proprietary information which they do not wish to have published or disseminated and shall not disclose any such confidential information to a third party except as required by law.

          (g)  Investment Company Act.  The Company will not be or become an
               ----------------------
open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

          (h)  Limitation on Debt or Other Liabilities.  Neither the Company nor
               ---------------------------------------
any Subsidiary will, without the prior written consent of the Majority Holders, create, incur, assume or suffer to exist (at any time after the First Tranche Closing Date, after giving effect to the application of the proceeds of the issuance of the Convertible Debentures and Shares) any Debt, except for the following (such Debt, "Permitted Debt"):
                       --------------

               (i) Debt incurred or assumed solely to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the First Tranche Closing Date provided: (a) any Lien with respect to such Debt shall extend solely to the item or items of such property (or improvements thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon); (b) the principal amount of the Debt for such property shall at no time exceed an amount equal to the cost of the operation of the property (or improvement thereon) so acquired or constructed; and (c) any Lien with respect to such Debt shall be created substantially contemporaneously with the acquisition or construction of such property;

               (ii) Debt incurred in connection with equipment leases to which the Company or its Subsidiary is a party incurred in the ordinary course of business;

               (iii) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business;

               (iv)   Revolving Credit Debt;

               (v)    Debt incurred with respect to the Convertible Debentures;

               (vi) Subject to Section 4.11, Debt not to exceed in the aggregate $3,000,000 solely to finance the Company's budgeted capital expenditures or for general corporate or working capital purposes, provided, however, that (i) the repayment of such Debt is subordinated (on terms reasonably satisfactory to the Purchasers' Representative) to the prior payment of all amounts (including principal and interest) due and owing under the Convertible Debentures, whether at maturity, upon liquidation or dissolution, or otherwise; (ii) the maturity date of such Debt will be after, and the Debt by its terms will not permit any prepayments (whether optional or mandatory) prior to, the Maturity Date (as such term is defined in the Convertible Debentures) of the Convertible Debentures and the Company Conversion Date (as such term is defined in the Series B Designation) of the Shares; (iii) such Debt is not convertible into or exchangeable for shares of Common Stock or other securities or rights of the Company that are convertible into or exchangeable for shares of Common Stock; and (iv) in the event such Debt is incurred from an Affiliate of the Company, such transaction complies with Section 4.14(l) hereof.

          (i)  Restricted Payments.  Neither the Company nor any Subsidiary will
               -------------------
declare or make Restricted Payments in excess of $50,000 during any calendar year.

          (j)  Investments.  Neither the Company nor any Subsidiary will make or
               -----------
acquire any Investment in any Person other than (a) Investments in Cash Equivalents and (b) Investments in Subsidiaries existing on the First Tranche Closing Date.

          (k)  Liens. Neither the Company nor any Subsidiary will create, assume
               -----
or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (i) (A) inchoate mechanics, workmen's and carriers' liens, incident to current construction, (B) mechanics, warehousemen's, unpaid vendors and carriers' liens incident to such construction, (C) statutory and common law Liens of landlords under equipment leases to which the Company or any Subsidiary is a party and (D) Liens of carriers, warehousemen, mechanics and materialmen or other similar statutory Liens;

               (ii) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, performance bonds, unemployment insurance and other types of social security, other than any Lien imposed by or under ERISA;

               (iii)  Liens for taxes not yet due;

               (iv) Easements, rights of way, permits, licenses, zoning ordinances, covenants, restrictions, defects, minor irregularities of title and other similar Liens on property which in the case of any particular parcel of real property do not materially detract from the value or utilization of such real property;

               (v) Liens created by or resulting from any litigation or legal proceeding which is currently being contested by such Company or Subsidiary in good faith and by appropriate proceedings; and

               (vi)   Liens securing Permitted Debt.

          (l)  Transactions with Affiliates.  Other than Debt on the Balance
               ----------------------------
Sheet or otherwise permitted under the terms of this Agreement, the Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors of the Company; provided that no determination of the
                                       --------
Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

          (m)  Merger or Consolidation.  The Company and each Subsidiary will
               -----------------------
not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Convertible Debentures, the Series B Preferred Stock and the Warrants and this Agreement; (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing and, following the transaction, the Company may incur $1.00 of Debt without violating Section 4.14(h) hereof; (y) if the Company is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange,

American Stock Exchange, or Nasdaq National Market or Nasdaq SmallCap Market and
(z) the Company has delivered to the Purchasers an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

          (n)  Supplemental Information.  If at any time the Company is not
               ------------------------
subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the Purchasers, and prospective purchasers of Convertible Debentures, Shares and Warrants, information satisfying the information requirements of Rule 144 under the Securities Act.

          (o)  Use of Proceeds. Upon receipt by the Company of the First Tranche
               ---------------
Net Proceeds from the Escrow Agent in accordance with the terms of the Escrow Agreement, the Company shall apply the First Tranche Net Proceeds as follows:
(a) no more than $500,000 will be used to repay existing indebtedness held by one or more of Jenadosa Holdings Limited, South Edge International Inc., Shangri La Investments Ltd., and Tradewinds Investments Ltd.; (b) no more than $450,000 will be used to repay existing indebtedness held by Effingham Investments Limited; (c) no more than $200,000 will be used to repay existing indebtedness held by Alphacom Data Security Services Ltd.; and (d) the remaining amounts, after application of amounts pursuant to clauses (a) through (c) above, will be used by the Company to complete the construction of a cigar manufacturing facility in the Dominican Republic owned by Tabacalera Tamboril, S.A., a wholly owned Subsidiary of the Company, and for working capital purposes. None of the proceeds from the issuance and sale of Convertible Debentures and the Shares by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

          (p)  Limitation on Restrictions Affecting Subsidiaries.  The Company
               -------------------------------------------------
will not enter into, or suffer to exist, any agreement with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Company or any Subsidiary, (b) make loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or assets to the Company or any Subsidiary.

          (q)  Restrictions on Certain Amendments.  Neither the Company nor any
               ----------------------------------
Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing indebtedness, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Documents, or the respective Certificates of Incorporation or by-laws of the Company and its Subsidiaries if such amendment would materially adversely affect the Purchasers without the prior written consent of the Majority Holders. The Company will not, without the prior written consent of the Majority Holders, form any non-wholly owned Subsidiary after the First Tranche Closing Date.

          (r)  Compliance with Terms and Conditions of Material Contracts.  The
               ----------------------------------------------------------
Company will comply, in all material respects, with all terms and conditions of all material contracts to which it is subject.

          (s)  Limitation on Asset Sales. Neither the Company nor any Subsidiary
               -------------------------
will consummate an Asset Sale unless (i) it receives consideration in cash at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors) and (ii) the Net Cash Proceeds of such sale are used to purchase similar assets in the same line of business of equivalent value within 12 months of the date of the Asset Sale. As used herein, "Asset Sale"
                                                                 ----------
means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Section 4.14(m)), other than a disposition of property or assets at fair market value in the ordinary course of business.

          (t)  Issuances and Repurchases of Common Stock.
               -----------------------------------------

               (i) The Company will not repurchase or otherwise enter into any other transaction (including stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which the Convertible Debentures, Shares and Warrants are convertible or exercisable, as the case may be).

               (ii) The Company will retain the Transfer Agent as the stock transfer agent of the Company, provided that if the Transfer Agent voluntarily or involuntarily fails to so serve or if the Company desires to replace the Transfer Agent, the Company will select an independent, unaffiliated replacement stock transfer agent agreeing to be bound by the terms of the instruction letter to be delivered by the Company to the Transfer Agent pursuant to Section 5.1(b)(xiii).

               (iii) Upon conversion of any Convertible Debentures in accordance with their terms or the Shares in accordance with the Series B Designation, and/or exercise of any Warrant in accordance with its terms, the Company will, and will use its best lawful efforts to cause the Transfer Agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser. As long as an applicable Underlying Securities Registration Statement contemplated by the Registration Rights Agreement shall remain effective the Underlying Shares and Warrant Shares shall be issued to any transferee of such shares from a Purchaser without restrictive legend. The Company further warrants that no instructions other than these instructions have been or will be given to the Transfer Agent. Nothing in this Section shall affect in any way a Purchaser's obligations to comply with all securities laws applicable to such Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

          (u)  Adoption of ERISA Plans.  Neither the Company nor any Subsidiary
               -----------------------
will adopt any employee benefit or pension plan or arrangement that is covered by ERISA or is subject to the minimum funding standards under Section 412 of the Code.


                                   ARTICLE V

                                  CONDITIONS

     5.1
          (a)  Conditions Precedent to the Obligation of the Company to Sell the
               -----------------------------------------------------------------
Convertible Debentures and the First Tranche Shares.  The obligation of the
---------------------------------------------------
Company to sell the Convertible Debentures and the First Tranche Shares hereunder is subject to the satisfaction or waiver by the Company, at or before the First Tranche Closing, of each of the following conditions:

               (i)   Accuracy of the Purchasers' Representations and Warranties.
                     ----------------------------------------------------------
     The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the First Tranche Closing Date, as though made on and as of such date;

               (ii)  Performance by the Purchaser.  Each Purchaser shall have
                     ----------------------------
     performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Purchaser at or prior to the First Tranche Closing;

               (iii) No Injunction.  No statute, rule, regulation, executive
                     -------------
     order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement; and

               (iv)  Required Approvals.  All Required Approvals shall have been
                     ------------------
     obtained.

          (b)  Conditions Precedent to the Obligation of each Purchaser to
               -----------------------------------------------------------
Purchase the Convertible Debentures and the First Tranche Shares.  The
----------------------------------------------------------------
obligation of each Purchaser hereunder to acquire and pay for the Convertible Debentures and the First Tranche Shares is subject to the satisfaction or waiver by each Purchaser, at or before the First Tranche Closing, of each of the following conditions:

               (i)   Accuracy of the Company's Representations and Warranties.
                     --------------------------------------------------------
     The representations and warranties of the Company set forth herein and in each other Transaction Document shall be true and correct in all material respects as of the date when made and as of the First Tranche Closing Date as though made on and as of such date;

               (ii)   Performance by the Company. The Company shall have
                      --------------------------
     performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the First Tranche Closing;

               (iii)  Authorization. The issuance and delivery of the
                      -------------
     Convertible Debentures, the First Tranche Shares and the Warrants to be delivered at the First Tranche Closing shall have been duly authorized by all necessary corporate action on the part of the Company;

               (iv)   No Injunction.  No statute, rule, regulation, executive
                      -------------
     order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement;

               (v)    Adverse Changes. Since the date of the financial
                      ---------------
     statements included in the Company's Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

               (vi)   No Suspensions of Trading in Common Stock.  The trading in
                      -----------------------------------------
     the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (vii)  Listing of Common Stock.  At all times between the date
                      -----------------------
     hereof and the First Tranche Closing Date, the Common Stock shall be eligible for trading on the NASD OTC Bulletin Board;

               (viii) Legal Opinion.  The Company shall have delivered to the
                      -------------
     Purchaser the opinion of Kaplan Gottbetter & Levenson LLP, counsel to the Company in substantially the form attached hereto as Exhibit F, which shall
                                                          ---------
     include an opinion as required by the Company's Transfer Agent to ensure that the Underlying Shares and Warrant Shares will be issued free of restrictive legends upon resale pursuant to an effective registration statement under the Securities Act;

               (ix)   Required Approvals. All Required Approvals shall have been
                      ------------------
     obtained;

               (x)     Shares of Common Stock. On or prior to the First Tranche
                       ----------------------
     Closing Date, the Company shall have duly reserved for issuance upon conversion of Convertible Debentures and First Tranche Shares and exercise of the Warrants, the number of Underlying Shares and Warrant Shares required by Section 3.1(d);

               (xi)    Delivery of Convertible Debentures. The Company shall
                       ----------------------------------
     have delivered to the Escrow Agent on behalf of the Purchasers the Convertible Debentures, registered in the name of such Purchaser, each in form satisfactory to each Purchaser;

               (xii)   Escrow Agreement.  The Company shall have executed and
                       ----------------
     delivered the Escrow Agreement.

               (xiii)  Instruction Letter to Transfer Agent.  The Company shall
                       ------------------------------------
     have executed and delivered to the Transfer Agent the instruction letter relating to the transactions contemplated hereby in the form attached hereto as Exhibit G;
               ---------

               (xiv)   Delivery of Stock Certificates.  The Company shall have
                       ------------------------------
     delivered to the Escrow Agent on behalf of the Purchasers or such Purchasers' designee the stock certificate(s) representing the First Tranche Shares, registered in the name of such Purchaser, each in form satisfactory to each Purchaser;

               (xv)    Registration Rights Agreement.  The Company shall have
                       -----------------------------
     executed and delivered the Registration Rights Agreement;

               (xvi)   Warrants. The Company shall have executed and delivered
                       --------
     the Warrants to be delivered to the Purchasers, Brown Simpson and the Placement Agent (as specified in Section 4.12) in accordance with the terms of this Agreement;

               (xvii)  Certificate of Designation. The Series B Designation
                       --------------------------
     shall have been duly filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to each Purchaser certified as filed by the offic e of the Secretary of State of Delaware;

               (xviii) Company Certificates. Each Purchaser shall have received
                       --------------------
     a certificate, dated the First Tranche Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Restated Certificate of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and (where appropriate) filing of the Transaction Documents and the Series B Designation and the issuance and sale of the Convertible Debentures, the First Tranche Shares, the Warrants, the Underlying Shares and the Warrant Shares and (ii) the incumbency of the officers executing the Transactions Documents, the Series B Designation and the Warrants;

               (xix)   President's Certificate Regarding Effectiveness of Form
                       -------------------------------------------------------
     10-SB. Each Purchaser shall have received a certificate, dated the First
     -----
     Tranche Closing Date, signed by the President of the Company certifying that the Company's Form 10-SB is effective and the Company has been verbally notified by the Commission that the Commission will not have any further comments on the Company's Form 10-SB;

               (xx)    Change of Control. No Change of Control shall have
                       -----------------
     occurred between the date hereof and the First Tranche Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after
      -----------------
     the date hereof by an individual or legal entity of in excess of 50 % of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

               (xxi)   Cancellation of Series A Preferred Stock.  All of the
                       ----------------------------------------
     Company's authorized Series A Preferred Stock shall have been canceled;

               (xxii)  Continued Employment. Mr. Juan Capellan shall continue to
                       --------------------
     be serving in a full time capacity as the general manager of the Company's cigar manufacturing facilities and Mr. Abraham Shafir shall continue to be employed by the Company or a Subsidiary; and

               (xxiii) Hubbard Distribution Agreement.  The Purchaser shall have
                       ------------------------------
     received (A) a letter executed by an authorized representative of Hubbard Imports, a Florida general partnership ("Hubbard"), stating that (x) the
                                              -------
     Distribution Agreement dated July 1, 1997 by and between Hubbard and the Company ("Distribution Agreement") is in full force and effect and no
               ----------------------
     defaults exist nor has any event or omission occurred which would constitute a default with or without notice, lapse of time and/or an opportunity to cure and (y) Hubbard agrees that the Company's distribution and sale of cigars at its cigar bar and lounge in New York, New York called Tamboril at the Park is excluded from Hubbard's exclusive distributorship rights; and (B) a certificate from an officer of the Company certifying that (x) 73% of the 1997 Minimum Purchase Requirements (as defined in the Distribution Agreement) have been met and (y) there have been no returns to the Company by Hubbard of cigars for which the time period for rejection has expired and of all the cigars received by Hubbard, the right to object has expired with respect to approximately 45% of such cigars.

     5.2  Conditions Precedent to the Obligation of each Purchaser to Purchase
          --------------------------------------------------------------------
the Second Tranche Shares and the Third Tranche Shares.  The obligation of each
------------------------------------------------------
Purchaser hereunder to acquire and pay for the Second Tranche Shares and the Third Tranche Shares is subject to the satisfaction or waiver by each such Purchaser, at or before the Second Tranche Closing and the Third Tranche Closing, as applicable, of each of the following conditions:

               (i)     First Tranche Closing. The First Tranche Closing shall
                       ---------------------
     have occurred and the Convertible Debentures, the First Tranche Shares and the Warrants to be delivered at the First Tranche Closing shall have been delivered to the Purchasers, Brown Simpson and the Placement Agent, as applicable, by the Escrow Agent and the First Tranche Net Proceeds shall have been delivered to the Company and the Placement Agent by the Escrow Agent, each in accordance with the terms of the Escrow Agreement;

               (ii)    Second Tranche Warrants. With respect to the Second
                       -----------------------
     Tranche Closing, the Company shall have executed and delivered the Warrants to be delivered to the Purchasers, Brown Simpson and the Placement Agent (as specified in Section 4.12) in accordance with the terms of this Agreement;

               (iii)   Third Tranche Warrants. With respect to the Third Tranche
                       ----------------------
     Closing, the Company shall have executed and delivered the Warrants to be delivered to the Purchasers, Brown Simpson and the Placement Agent (as specified in Section 4.12) in accordance with the terms of this Agreement;

               (iv)    Accuracy of the Company's Representations and Warranties.
                       --------------------------------------------------------
     The representations and warranties of the Company contained herein and in each other Transaction Document shall be true and correct in all material respects as of the date when made and as of the Second Tranche Closing Date and the Third Tranche Closing Date, as applicable, as though made on and as of such date.

               (v)     Performance by the Company. The Company shall have
                       --------------------------
     performed, satisfied and complied in all material respects with all covenants, agreements and conditions required bythis Agreement and each other Transaction Document to be performed, satisfied or complied with by the Company at or prior to the Second Tranche Closing Date or the Third Tranche Closing Date, as applicable;

               (vi)    Authorization.  The issuance and delivery of the Second
                       -------------
     Tranche Shares and the Third Tranche Shares and the Warrants to be delivered at the Second Tranche Closing and the Third Tranche Closing, as the case may be, shall have been duly authorized by all necessary corporate action on the part of the Company;

               (vii)   Underlying Securities Registration Statements. With
                       ---------------------------------------------
     respect to the Second Tranche Closing, the Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Convertible Debentures and First Tranche Shares and with respect to the Warrant Shares issuable upon exercise of the Warrants issued in connection with the First Tranche Closing (as specified in Section 4.12) shall have been declared effective under the Securities Act by the Commission for a period of at least sixty days; and with respect to the Third Tranche Closing, the Underlying Securities

     Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Second Tranche Shares and with respect to the Warrant Shares issued upon exercise of the Warrants issued in connection with the Second Tranche Closing (as specified in Section 4.12) shall have been declared effective under the Securities Act by the Commission for a period of at least sixty days; and in each such case such Underlying Registration Statement shall have remained effective and shall not be subject to any stop order and no stop order shall be pending or threatened as at such Closing Date; and the Company shall be current and complete on updating each resale prospectus contained in an Underlying Securities Registration Statement and, in connection therewith, shall have removed all legends required to be removed under Section 4.1(b);

               (viii)  No Injunction.  No statute, rule, regulation, executive
                       -------------
     order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Convertible Debentures or the Shares or exercise of any of the Warrants;

               (ix)    Adverse Changes. Since the date of the financial
                       ---------------
     statements included in the Company's last filed Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect which has not specifically been disclosed on Schedule 3.1(g)
                                                                 ---------------
     hereto prior to the date of this Agreement shall have occurred, nor shall there have occurred a material adverse change in the financial conditions or prospects of the Company (for purposes hereof, changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

               (x)     Litigation.  No material litigation shall have been
                       ----------
     instituted or threatened against the Company which has not specifically been disclosed on Schedule 3.1(g) hereto prior to the First Tranche
                       ---------------
     Closing;

               (xi)    Listing of Common Stock.  The Common Stock shall have
                       -----------------------
     been all times since 90 days after the First Tranche Closing Date, and on such applicable Closing Date shall be, listed for trading on the Nasdaq SmallCap Market or the Nasdaq National Market;

               (xii)   No Suspensions of Trading in Common Stock. The trading in
                       -----------------------------------------
     the Common Stock shall not have been suspended by the Commission or on the Nasdaq SmallCap Market or Nasdaq National Market or such other stock exchange on which the Common Stock shall then be listed (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (xiii)  Closing Bid Price.  The closing bid price for the Common
                       -----------------
     Stock on the Nasdaq SmallCap Market or Nasdaq National Market or such other stock exchange on which the Common Stock shall then be listed has not averaged less than $4.25 per share for the twenty (20) Trading Days immediately preceding each of the Second Tranche Closing Date and the Third Tranche Closing Date, as applicable; and the average daily dollar volume of the Common Stock on the Nasdaq SmallCap Market or Nasdaq National Market or such other stock exchange on which the Common Stock shall then be listed shall be at least $125,000 per day for the twenty (20) Trading Days immediately preceding each of the Second Tranche Closing Date and the Third Tranche Closing Date, as applicable;

               (xiv)   Change of Control.  No Change of Control in the Company
                       -----------------
     shall have occurred;

               (xv)    Legal Opinion.  The Company shall have delivered to each
                       -------------
     Purchaser an opinion of outside legal counsel to the Company in substantially the form attached hereto as Exhibit F and dated the
                                               ---------
     applicable Closing Date;

               (xvi)   Required Approvals. All Required Approvals shall have
                       ------------------
     been obtained;

               (xvii)  Shares of Common Stock.  On each of the Second Tranche
                       ----------------------
     Closing Date and Third Tranche Closing Date, as applicable, the Company shall have reserved for issuance to each Purchaser two times the number of Underlying Shares which would be issuable upon conversion in full of the Second Tranche Shares or Third Tranche Shares, as applicable, assuming such conversion occurred on the Original Issue Date for such Shares;

               (xviii) Delivery of Stock Certificates.  The Company shall have
                       ------------------------------
     delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Shares being purchased at such Closing, registered in the name of such Purchaser, each in form satisfactory to each Purchaser;

               (xix)   Performance of Conversion/Exercise Obligations. Through
                       ----------------------------------------------
     the Second Tranche Closing Date or Third Tranche Closing Date, as applicable, the Company shall have (a) delivered Underlying Shares upon conversion of Convertible Debentures and Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each Convertible Debenture and the Series B Designation and
     (b) shall have delivered Warrant Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants;

               (xx)    Cancellation of Series A Preferred Stock.  All of the
                       ----------------------------------------
     Company's authorized Series A Preferred Stock shall have been canceled;

               (xxi)   Continued Employment. Mr. Juan Capellan shall continue to
                       --------------------
     be serving in a full time capacity as the general manager of the Company's cigar manufacturing facilities and Mr. Abraham Shafir shall continue to be employed by the Company or a Subsidiary; and

               (xxii)  Hubbard Distribution Agreement.  The Purchaser shall have
                       ------------------------------
     received (A) a letter executed by an authorized representative of Hubbard, stating that (x) the Distribution Agreement is in full force and effect and no defaults exist nor has any event or omission occurred which would constitute a default with or without notice, lapse of time and/or an opportunity to cure and (y) Hubbard agrees that the Company's distribution and sale of cigars at its cigar bar and lounge in New York, New York called Tamboril at the Park is excluded from Hubbard's exclusive distributorship rights; and (B) a certificate from an officer of the Company certifying (x) the percentage of the 1997 Minimum Purchase Requirements that have been met and (y) the number of cigars returned to the Company by Hubbard and the number of cigars received by Hubbard that have been inspected and with respect to which the right to object has expired.


                                  ARTICLE VI

                                  TERMINATION

     6.1  Termination by Mutual Consent.
          -----------------------------

          (a) This Agreement may be terminated with respect to the transactions contemplated herein relating to the Convertible Debentures, the Shares, the Warrants, the Underlying Shares and the Warrant Shares at any time prior to the First Tranche Closing by the mutual consent of the Company and each Purchaser.

          (b) This Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Second Tranche Shares at any time prior to the Second Tranche Closing by the mutual written consent of the Company and each Purchaser.

          (c) This Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Third Tranche Shares at any time prior to the Third Tranche Closing by the mutual written consent of the Company and each Purchaser.


     6.2  Termination by the Company.
          --------------------------

          (a) In addition to other rights and remedies, this Agreement may be terminated with respect to the transactions contemplated herein relating to the Convertible Debentures, the Shares, the Warrants, the Underlying Shares, and the Warrant Shares prior to the First Tranche Closing by the Company, by giving notice of such termination to each Purchaser, if any Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five Business Days following receipt by such Purchaser of notice of such breach.

          (b) In addition to other rights and remedies, this Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Second Tranche Shares prior to the Second Tranche Closing by the Company, by giving notice of such termination to each Purchaser.

          (c) In addition to other rights and remedies, this Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Third Tranche Shares prior to the Third Tranche Closing by the Company, by giving notice of such termination to each Purchaser.

     6.3  Termination by the Purchasers.
          -----------------------------

          (a) In addition to other rights and remedies, this Agreement may be terminated prior to the First Tranche Closing with respect to the transactions contemplated herein relating to the Convertible Debentures, the Shares, the Warrants, the Underlying Shares and the Warrant Shares by any Purchaser, by giving notice of such termination to the Company, if:

               (i) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five Business Days following receipt by the Company of notice of such breach;

               (ii) there has occurred an event since the date of the financial statements included in the Company's Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB, whichever is more recent, last filed prior to the date of this Agreement which has had a Material Adverse Effect and which is not disclosed in the SEC Documents or if there has occurred since such date a material adverse change in the financial condition or prospects of the Company (for each such purpose, changes in stock price may be considered);

               (iii) trading in the Company's Common Stock has been suspended by the Commission or the NASD OTC Bulletin Board;

               (iv)   a Change of Control shall have occurred; or

               (v) the First Tranche Closing shall not have occurred by the First Tranche Closing Expiration Date.

          (b) In addition to other rights and remedies, this Agreement may be terminated by a Purchaser prior to the Second Tranche Closing with respect to the transactions contemplated herein relating solely to the Second Tranche Shares, or prior Third Tranche Closing with respect to the transactions contemplated herein relating solely to the Third Tranche Shares, by giving notice of such termination to the Company, if:

               (i) after the First Tranche Closing Date, the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, the

     Registration Rights Agreement, any Convertible Debenture, any Warrant or the Series B Designation and such breach is not cured within five Business Days following receipt by the Company of notice of such breach;

               (ii) there has occurred an event since the date of the financial statements included in the Company's Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB, whichever is later, last filed prior to the date of this Agreement which has had a Material Adverse Effect and which is not disclosed in the SEC Documents or if there has occurred since such date a material adverse change in the financial condition or prospects of the Company (for each such purpose, changes in stock price may be considered);

               (iii) trading in the Company's Common Stock has been suspended by the Commission or the Nasdaq SmallCap Market or Nasdaq National Market or such other stock exchange on which the Common Stock shall then be listed (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (iv) the Company's Common Stock shall have failed to be listed for trading on either the Nasdaq National Market or Nasdaq SmallCap Market within 90 days after the First Tranche Closing Date and shall have failed to continue to be so listed since its initial listing and a Purchaser shall have exercised its termination right herein provided within 10 Trading Days of obtaining knowledge of any delisting;

               (v) the Underlying Securities Registration Statement with respect to (1) the Underlying Shares into which the Convertible Debentures and the First Tranche Shares may be converted and (2) the Warrant Shares issuable upon conversion of the Warrants issued in connection with the First Tranche Closing is not declared effective under the Securities Act by the Commission prior to the earlier of (A) the 90th day after the First Tranche Closing Date and (B) the fifth day after the Company receives a "no-review" status from the Commission with respect thereto, or such Underlying Securities Registration Statement shall not be effective on such subsequent Closing Date; the Underlying Securities Registration Statement with respect to (1) the Underlying Shares into which the Second Tranche Shares may be converted and (2) the Warrant Shares issuable upon conversion of the Warrants issued in connection with the Second Tranche Closing has not been declared effective under the Securities Act by the Commission prior to the earlier of (A) the 90th day after the Second Tranche Closing Date and (B) the fifth day after the Company receives a "no-review" status from the Commission with respect thereto, or such Underlying Securities Registration Statement shall not be effective on such subsequent Closing Date; or the Underlying Securities Registration Statement with respect to
     (1) the Underlying Shares into which the Third Tranche Shares may be converted and (2) the Warrant Shares issuable upon conversion of the Warrants issued in connection with the Third Tranche Closing has not been declared effective under the Securities Act by the Commission prior to the earlier of (A) the 90th day after the Third Tranche Closing Date and (B) the fifth day after the Company receives a "no-review" status from the Commission with respect thereto, or such Underlying Securities Registration Statement shall not be effective on such subsequent Closing Date; or

               (vi)   a Change of Control in the Company shall have occurred.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  Fees and Expenses.  Each party shall pay the fees and expenses of its
          -----------------
advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement and except that the Company shall pay all fees and expenses of the Placement Agent and shall reimburse the Purchasers' Representative at or prior to the First Tranche Closing for its legal fees and disbursements of $35,000 (the Purchasers' Representative hereby acknowledging receipt of $10,000 of such amount prior to the date hereof). The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. Each Purchaser shall be responsible for such Purchaser's own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

     7.2  Entire Agreement, Amendments.  This Agreement, together with the
          ----------------------------
Exhibits and Schedules hereto, the Registration Rights Agreement, and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     7.3  Notices.  Any notice or other communication required or permitted to
          -------
be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), Telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered on a Business Day after during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express overnight courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:
                              Tamboril Cigar Company
                              2600 South West 3rd Avenue
                              Miami, Florida  33129
                              Attn:  Corporate Secretary
                              Tel: (800) 472-9891
                              Fax: (305) 860-9342

     With copies to:
                              Adam S. Gottbetter, Esq.
                              Kaplan Gottbetter & Levenson, LLP
                              630 Third Avenue
                              New York, New York  10017
                              Tel: (212) 983-0532
                              Fax: (212) 983-9210

     If to any Purchaser, to its address set forth opposite its name on the signature pages hereof.

     With copies to
                              Mr. Stuart Chasanoff
                              c/o HW Partners, L.P.
                              1601 Elm Street, Suite 4000
                              Dallas, Texas 75201
                              Tel:  (214) 720-1600
                              Fax:  (214) 720-1662

                              Brown Simpson, LLC
                              Carnegie Hall Tower
                              152 West 57th Street, 40th Floor
                              New York, New York 10019
                              Attn:  Matthew Brown
                              Tel: (212) 247-8200
                              Fax: (212) 247-1329

                              A. Michael Hainsfurther, Esq.
                              Munsch Hardt Kopf Harr & Dinan, P.C.
                              4000 Fountain Place
                              1445 Ross Avenue
                              Dallas, Texas  75202
                              Tel:  (214) 855-7567
                              Fax:  (214) 855-7584

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     7.4  Amendments; Waivers.  No provision of this Agreement may be waived or
          -------------------
amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     7.5  Headings.  The headings herein are for convenience only, do not
          --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     7.6  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     7.7  No Third-Party Beneficiaries.  This Agreement is intended for the
          ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the representations, warranties and other agreements contained herein of the Company are intended for the benefit of and may be relied upon and enforced by Brown Simpson and the Placement Agent to the extent such representations, warranties and agreements relate to the Warrants issued hereunder to Brown Simpson and the Placement Agent, respectively.

     7.8  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

     7.9  Survival.  The agreements and covenants contained in Articles IV, V
          --------
and this Article VII shall survive the delivery and conversion of the Shares pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in Article III shall survive until a date that is three years after the last Closing date.

     7.10 Execution.  This Agreement may be executed in two or more
          ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were the original thereof.

     7.11 Publicity.  The Company and the Purchasers shall consult with each
          ---------
other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

     7.12 Severability.  In case any one or more of the provisions of this
          ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and

                                                                       EXHIBIT A
                                                                       ---------



     NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT.

     THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE DEBENTURE AND CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER _____, 1997, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF TAMBORIL CIGAR COMPANY.

No.  [  ]                                                             $[  ]

                            TAMBORIL CIGAR COMPANY
                 8% CONVERTIBLE DEBENTURE DUE SEPTEMBER _____, 1999

     THIS DEBENTURE is one of a duly authorized issue of debentures of Tamboril Cigar Company, a corporation organized and existing under the laws of Delaware and having a principal place of business at 2600 South West 3rd Avenue, Miami, Florida 33129 (the "Company"), designated as its 8% Convertible Debentures, due September _____, 1999 (the "Debentures"), in an aggregate principal amount of $200,000.

     FOR VALUE RECEIVED, the Company promises to pay to [ ], or its registered assigns (the "Holder"), the principal sum of [ ] ($[ ]), on September _____, 1999 or such earlier date as Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum, at the rate of 8% per annum, payable (i) quarterly in arrears on the last day of March, June, September and December of each year until the Maturity Date, commencing September 30, 1997 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"), (ii) on the Maturity Date, (iii) on each Conversion Date (as hereafter defined) and (iv) on the date the principal amount of this Debenture shall be declared to be or shall automatically become due and payable, from the most recent Interest Payment Date to which interest has been paid on this Debenture, or if no interest has been paid on this Debenture, from the date of this Debenture until payment in full of the principal sum hereof has been made. Interest shall accrue daily commencing on the Original Issue Date (as defined in
Section 5) until payment in full of the principal sum represented hereby, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made or duly provided for. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the person in whose name this Debenture is registered on the records maintained by the Company as specified in Section 1(b) regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of
            --------  -------
this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture and Convertible Preferred Stock Purchase Agreement, dated as of September _____, 1997 (the "Purchase Agreement"), executed by the original Holder, including, without limitation, the undertaking of any transferee to be bound by the terms and conditions of the Transaction Documents as if it were an original party thereto. All overdue amounts hereunder (including interest, to the extent permitted by applicable law) shall bear interest at the rate of 15% per annum from the date on which payment was due and payable through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, except that interest due hereunder on an Interest Payment Date may, at the Company's option, be paid in, and interest due hereunder on a Conversion Date shall be paid in, shares of Common Stock (as defined in Section 5) calculated based upon the average Per Share Market Value (as defined in Section 5) for the five (5) Trading Days immediately preceding the Interest Payment Date or the Conversion Date, as the case may be. Other than conversion of principal of Debentures into shares of Common Stock on a Conversion Date, all other amounts due hereunder at any time (including interest due hereunder on the Maturity Date) shall be paid in immediately available funds. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the Debentures (including, without limitation, pursuant to Section 4(b)) if:
(i) the number of shares of Common Stock at the time authorized, unissued and reserved for all purposes, or held as treasury stock, is insufficient to pay such interest in shares of Common Stock; (ii) the shares of Common Stock to be issued in respect of such interest are not registered for resale pursuant to an effective registration statement that names the recipient of such interest as a selling stockholder thereunder; (iii) the shares of Common Stock to be issued in respect of such interest are not listed on the Nasdaq National Market or Nasdaq SmallCap Market and each other exchange or quotation system on which the Common Stock is then listed for trading; or (iv) if the recipient of such interest is the original Holder or an affiliate thereof, the issuance of such shares would result in such recipient beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock; provided, however, if ten Business Days
                                    --------  -------
shall have elapsed from the date that the Holder shall have declared an Event of Default (as defined in Section 3) as having occurred and the Company shall not have cured such Event of Default, the provisions of this clause (iv) shall be null and void, ab initio. In addition, any payment of interest hereunder in
               -- ------
shares of Common Stock shall be subject to the provisions of Section 4(a)(ii). A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein. All terms defined in the Purchase Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.

     This Debenture is subject to the following additional provisions:

     Section 1.
     ----------

     (a) The Debentures are issuable in denominations of Fifty Thousand Dollars ($50,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof (or such other amounts as the Company and the Holder may agree upon). The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000) (or such other amounts as the Company and the Holder may agree upon). No service charge will be made for such registration of transfer or exchange.

     (b) The remaining unpaid principal amount of this Debenture (plus accrued but unpaid interest thereon) that is not converted by the Company or the Holder on or prior to the Maturity Date in accordance with Section 4 hereof shall be repaid in full by the Company on the Maturity Date in immediately available funds. The

Company may not prepay prior to the Maturity Date all or any portion of the outstanding principal amount of the Debentures.

     (c) The Company shall keep through the Transfer Agent the Debenture Register in which shall be entered the names and addresses of the registered Holder of this Debenture and particulars of this Debenture held by such Holder and of all transfers of this Debenture. References to the Holder or "Holders" shall mean the Person listed in the Debenture Register as the registered holder of such Debenture. The ownership of this Debenture shall be proved by the Debenture Register.

     Section 2.   This Debenture has been issued subject to certain investment
     ----------
representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements under the Act. The Company is under no obligation, and has no present intention, to register any Debenture for resale under the Act. Prior to due presentment to the Company for transfer of this Debenture, the Company and the Transfer Agent, and any other agent of the Company, may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3.   Events of Default.
     ----------

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable, either on an Interest Payment Date, the Conversion Date or the Maturity Date, by acceleration or otherwise or any default by the Company to pay when due and payable dividends on any shares of the Company's Series B Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock") either on a Dividend Payment Date or the Conversion Date (as such terms are defined therein), or, within five (5) Business Days following the delivery of notice to the Company, any fees or any other amounts payable (and not otherwise referred to in this clause (a)) by the Company under the Purchase Agreement;

     (b) the Company shall fail to timely observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, any other Debenture issued under the Purchase Agreement, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation for the Series B Preferred Stock (the "Series B Designation") or any Warrants, and such failure or breach shall not have been remedied within five (5) Business Days after the date on which notice of such failure or breach shall have been given or such other cure period as may specifically be provided herein or in such other agreements with respect to any particular covenant, agreement or warranty;

     (c) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

     (d) the Company shall fail to pay any amount of principal or interest on any mortgage, credit agreement or other facility, indenture or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding fifty thousand dollars ($50,000) (collectively, "Indebtedness"), whether such Indebtedness now exists or shall hereafter be created, when and as the same shall become due and payable, or the Company shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument evidencing or governing any of such Indebtedness if the cure period for such term, covenant or agreement contained in such agreement or instrument has run and the holder or holders of such Indebtedness or a trustee on their behalf shall have the right to cause such Indebtedness to become due prior to its stated maturity;

     (e) the Common Stock shall not be listed on either the Nasdaq National Market or the Nasdaq SmallCap Market (or a national securities exchange) within 90 days after the First Tranche Closing Date (or if earlier, on or prior to the date on which the registration statement relating to the shares of Common Stock into which the Debentures are convertible, as contemplated by the Registration Rights Agreement, is declared effective by the Commission);

     (f) the trading in the Common Stock shall have been suspended by the Commission or, once the Common Stock is listed on the Nasdaq National Market or the Nasdaq SmallCap Market, by Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market, or the Nasdaq National Market within two (2) Trading Days thereof);

     (g) the Company shall have its Common Stock delisted from the Nasdaq Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market within such ten (10) Trading Days; or

     (h) the entry of any judgments against the Company aggregating more than $100,000.

If any Event of Default occurs and is continuing, and in every such case, then so long as such Event of Default shall then be continuing, the Majority Holders (and, with respect to an Event of Default specified in paragraph (a), any Holder) may, by written notice to the Company, declare the full outstanding principal amount of this Debenture, together with all accrued but unpaid interest thereon and other amounts owing hereunder, plus the "Adjustment Amount" (as defined in Section 5), through the date of acceleration to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 4.   Conversion.
     ----------   ----------

     (a)

            (i) This Debenture shall be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 5) (subject to reduction under Sections 4(a)(ii) and 4(c) and to adjustment under Section 4(d)), at the option of the Holder in whole or in part at any time commencing on the date hereof and prior to 7:30 p.m. (Eastern Time) on the Maturity Date. This Debenture (or portion thereof) may not be converted unless the amount (including principal and accrued but unpaid interest) surrendered for conversion (together with the amount (including principal and accrued but unpaid interest) of all other Debentures surrend ered at the same time for conversion by other holders) is equal to or greater than $50,000 or, if lesser, unless the entire outstanding principal amount of this Debenture is surrendered for conversion. The Holder shall effect conversions by surrendering to the transfer agent the Debentures (or such portions thereof) to be converted and by delivering to the Company and the transfer agent for the Company's Common Stock (the "Transfer Agent") a conversion notice in the form attached hereto as Exhibit A (the "Holder
                                                 ---------
Conversion Notice"). Each Holder Conversion Notice shall specify the principal amount of Debentures (plus accrued but unpaid interest thereon) to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Holder Conversion Notice by facsimile (the "Holder Conversion Date"). Subject to Sections 4(a)(ii) and 4(c), and, as to the original Holder, subject to Section 4.3 of the Purchase Agreement, each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Holder Conversion Notice, the Company shall promptly deliver or cause to be delivered to the Holder a new Debenture for such principal amount as has not been converted. Notwithstanding the foregoing, the conversion rights of the original Holder shall be limited to the extent set forth in Section 4.3 of the Purchase Agreement.

            (ii) If on the Conversion Date applicable to any conversion of any portion of the principal amount of this Debenture (A) the Common Stock is listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market (if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby (or any successor or replacement provision thereof) to the Nasdaq SmallCap Market), (B) the Conversion Price (as defined in Section 4(d)(i)) then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of the entire outstanding principal amount of Debentures (after taking into account any reduction required by Section 4(c)) and all outstanding shares of Series B Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Debentures and shares of Series B Preferred Stock or in payment of interest or dividends, as the case may be, thereunder in accordance herewith and the Series B Designation in shares of Common Stock, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to the converting Holder the Issuable Maximum and, with respect to any shares of Common Stock that would be issuable to such Holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the converting Holder shall have the option to require the Company to (I) repay the balance of the principal amount of Debentures then outstanding at a price equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such repayment price, whichever is greater, and (ii) the Conversion Ratio calculated on the Conversion Date or (II) as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval. If the Company fails for any reason to pay the repayment price pursuant to this subsection within seven days after the Conversion Date or fails to deliver good funds to the Transfer Agent for such purpose, the Company will pay to the converting Holder interest on such repayment price at a rate of 15% per annum accruing from the Conversion Date until the repayment price plus any accrued but unpaid interest thereon is paid in full. If the converting Holder shall have elected to require the Company to obtain Shareholder Approval and such approval is not obtained by the Company within 60 days, then the Company shall repay the principal amount of the Debentures in excess of the Issuable Maximum as set forth in clause (I) above and, in such case the interest contemplated by the immediately preceding sentence shall be deemed to accrue from the Conversion Date. The entire repayment price, including interest thereon, and any interest accrued because of failure by the Company to obtain Shareholder Approval, shall be paid in cash by wire transfer of same day funds. "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company or such other procedure as shall be permissible under the General Corporation Law of the State of Delaware, all held in accordance with the Company's Certificate of Incorporation and By-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Debentures into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).

     (b) On the Maturity Date, this Debenture shall be convertible in whole or in part at the option of the Company into shares of Common Stock at the Conversion Ratio (subject to reduction under Section 4(c)); provided, however,
                                                            -----------------
that the Company is not permitted to deliver or cause to be delivered a Company Conversion Notice (as defined below) (i) within 10 days of issuing any press release or other public statement relating to such conversion, (ii) prior to the 270th day after the date the Commission shall have declared effective a Registration Statement (as defined in the Registration Rights Agreement) (an "Underlying Securities Registration Statement"), (iii) at any time that an Underlying Securities Registration Statement is not then effective, (iv) if the shares of Common Stock issuable upon such conversion are not then listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market, (v) if the Company shall not have duly reserved for issuance to the Holder a sufficient number of shares of Common Stock to issue upon such conversion, (vi) at any time while there are shares of Series B Preferred Stock outstanding, or (vii) an Event of Default has occurred and is then continuing. The Company shall effect such conversion by delivering or causing to be delivered to the Holder a written notice in the form attached hereto as Exhibit B (the "Company Conversion
                                      ---------
Notice"), which Company Conversion Notice, once given, shall be irrevocable.
The Company Conversion Notice shall specify the principal amount (and the amount of accrued but unpaid interest thereon) of Debentures required by the Company to be converted. The Company shall deliver or cause to be delivered the Company Conversion Notice at least two (2) Trading Days before the date of conversion indicated in the Company Conversion Notice, which date of conversion must be the Maturity Date (such date is hereinafter referred to as the "Company Conversion Date"). Any such conversion shall be effected on a prorata basis among all holders of Debentures. Upon its receipt of a Company Conversion Notice, the Holder shall surrender the Debentures representing the principal amount subject to such Company Conversion Notice at the office of the Company or the Transfer Agent for the Debentures or Common Stock not later than three (3) Trading Days after the Company Conversion Date. The principal amount (and the amount of accrued but unpaid interest thereon) of Debentures not converted hereunder (either by the Company or the Holders) shall be repaid by the Company on the Maturity Date in accordance with the terms herewith. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

     (c) Not later than three (3) Trading Days after the Conversion Date, the Company will, or will cause the Transfer Agent to, deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to reduction pursuant to Section 4(a)(ii)), including certificates representing the number of shares of Common Stock as equals the accrued but unpaid interest thereon divided by the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date, and (ii) Debentures in a principal amount equal to the principal amount of Debentures tendered in connection with a conversion hereunder but not converted (or, in the case of a Company Conversion Notice, payment in full in immediately available funds of such amount plus accrued but unpaid interest thereon on the Maturity Date in accordance with the terms herewith); provided, however, that if the Conversion Date Per Share Market Value is less than $3.00 per share, then not later than three (3) Trading Days after the Conversion Date, the Company will, or will cause the Transfer Agent to, deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock obtained by dividing (A) the Conversion Amount (as defined in Section 5) of the Debentures surrendered for conversion by (B) three (such quotient being referred to herein as the "Delivery Amount"); (ii) a cash payment in immediately available funds in an amount equal to the difference of
(A) the product of (x) the Conversion Date Per Share Market Value times (y) the quotient obtained by dividing the Conversion Amount of such Debentures by the Conversion Price, minus (B) the product of the Delivery Amount times the Conversion Date Per Share Market Value; and (iii) Debentures in a principal amount equal to the principal amount of Debentures tendered in connection with a conversion hereunder but not converted (or, in the case of a Company Conversion Notice, payment in full in immediately available funds of such amount plus accrued but unpaid interest thereon on the Maturity Date in accordance with the terms herewith). Notwithstanding the foregoing, in the event that the cash payment required by clause (ii) of the proviso to the immediately preceding sentence is not received by the Holder by the third Trading Day after the Conversion Date, then such proviso shall be of no force or effect and the Company shall deliver to the Holder, within five Trading Days after the Conversion Date, the remaining shares of Common Stock that the Holder was entitled to receive pursuant to this Section 4(c) upon surrendering such Debentures for conversion and which were not already delivered to the Holder pursuant to clause (i) of such proviso. Any certificates representing shares of Common Stock to be delivered upon a conversion hereunder shall be free of restrictive legends and trading restrictions on the stock transfer books of the Company, except those contemplated by Section 4.1(b) of the Purchase Agreement. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Debentures and the counting of Trading Days for purposes of any consequences under this Section for a failure to deliver such certificates under this Section shall not begin until Debentures representing the principal amount to be converted are either delivered for conversion to the Transfer Agent for the Common Stock, or until the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides a bond and other supporting documentation reasonably satisfactory to the Company and the Transfer Agent (or other adequate security reasonably acceptable to the Company and the Transfer Agent) to indemnify the Company from any loss incurred by it in connection therewith, provided that, if the Company or the Transfer Agent receives the original Debentures being converted on or prior to the time specified for the delivery of such shares of Common Stock or on or prior to the time at which liquidated damages begin to accrue, the date of the Holder Conversion Notice shall be deemed to be the date of delivery of such original Debentures. The Company shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 4(c), the Holder shall be entitled by written notice to the Company and the Transfer Agent at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall immediately instruct the Transfer Agent to return the Debentures representing the principal amount subject to such conversion that were tendered for conversion. The Company shall pay to the converting Holder the liquidated damages specified in Section 4.13 of the Purchase Agreement for each day that the Company fails to deliver such certificate or certificates pursuant to this Section after the applicable Conversion Date. In addition, if the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 15th day after the Conversion Date, the Company shall, at the Holder's option, (i) repay the principal amount of Debentures then held by such Holder, as requested by such Holder, in an amount equal to the repayment price contemplated below, and (ii) pay all accrued but unpaid interest on account of the Debentures for which the Company shall have failed to issue Common Stock certificates hereunder, in immediately available funds. The repayment price shall be equal to the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such repayment price, whichever is greater, and (B) the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem Debentures pursuant to this Section and the Company fails for any reason to pay the repayment price under (2) above within seven days after such notice, the Company will pay interest on such repayment price at a rate of 15% per annum, in immediately available funds to such Holder, accruing from such seventh day until such repayment price and any accrued but unpaid interest thereon is paid in full.

     (d)

            (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issue Date (the "Initial Conversion Price") or (B) seventy-seven and a one-half percent (77 l/2%) of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date (such average Per Share Market Value being referred to herein as the "Conversion Date Per Share Market Value"); provided that, if (a) an Underlying Securities Registration Statement is not filed with the Securities and Exchange Commission (the "Commission") within 20 days after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12dl-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified by the Commission that an Underlying Securities Registration Statement will not be reviewed, or (c) if the Underlying Securities Registration Statement is not declared effective by the Commission within 90 days after the Original Issue Date, or (d) if such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission (any such failure being referred to as an "Event," and the date on which such Event occurs being referred to as an "Event Date"), the Initial Conversion Price (as adjusted) and the discount comprising the Conversion Price (if different from the Initial Conversion Price) shall be decreased by 1% each month (i.e., 76 1/2% as of the Event Date and 75 1/2% as of the one month anniversary of the Event Date) until such time as the applicable Event is cured. If such Event is not cured by the third month anniversary of the Event Date, commencing with such third month anniversary the Initial Conversion Price (as adjusted) and the discount comprising the Conversion Price (if different from the Initial Conversion Price) shall be decreased each month by .5% (i.e., 75% as of the third anniversary of the Event Date and 74 1/2% as of the fourth month anniversary of the Event Date) and the Company shall pay to the Holders in immediately available funds, as liquidated damages and not a penalty, .5% of the aggregate principal amount of the Debentures outstanding on each monthly anniversary of the Event Date (each Holder being entitled to receive such portion of such amount as equals its pro rata portion of the principal amount of Debentures then outstanding), until such time as the applicable Event is cured. If such Event is not cured by the fifth month anniversary of the Event Date, the Company shall pay to the Holders in immediately available funds, as liquidated damages and not a penalty, 1% of the aggregate principal amount of the Debentures outstanding (each Holder being entitled to receive such portion of such amount as equals its pro rata portion of the principal amount of Debentures then outstanding) until such time as the applicable Event is cured. The adjustments contained in this Section are intended to be cumulative and any decrease in the Conversion Price shall be permanent. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

            (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (as defined in Section 5) payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price (as adjusted, if applicable) shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock of the Company outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
Section 4(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

            (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date in the immediately following sentence, the Initial Conversion Price designated in
Section 4(d)(i) (as adjusted, if applicable) shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principals) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 4(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

            (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(d)(iii) above), then in each such case the Initial Conversion Price at which each Debenture shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the denominator of which shall be the Per Share Market Value determined as of such record date, and the numerator of which shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that
                                                    -----------------
in the event of a distribution exceeding ten percent (10%) of the assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and provided, further, that the Company, after
                                 --------
receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (v) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (vi)   Whenever the Initial Conversion Price is adjusted pursuant to
Section 4(d)(ii),(iii), (iv) or (v), the Company shall instruct the Transfer Agent to promptly mail to the Holder a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (vii) In case of any reclassification of the Common Stock or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to convert the principal amount of this Debenture into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or compulsory share exchange and the Holder shall be entitled upon such event to receive such amount of securities or property as would be payable to the holders of the shares of the Common Stock into which such Debentures could have been converted immediately prior to such event.

          (viii) If:

                 (A) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock) or shall authorize a repurchase or redemption or otherwise enter into any other transaction (including a stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which this Debenture is convertible); or

                 (B) the Company shall declare a special nonrecurring cash dividend on its then outstanding Common Stock; or

                 (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                 (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is to be converted into other securities, cash or property; or

                 (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed to the Holder at its last address as it shall appear upon the Debenture Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, repurchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, repurchase, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any
               -----------------
defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures and payment of interest on Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, such number of shares of Common Stock no less than twice the number of shares of Common Stock as shall be issuable upon the conversion of the aggregate principal amount of all outstanding Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance thereof, be duly and validly authorized, issued and fully paid, and nonassessable.

     (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (g) The issuance of certificates for shares of Common Stock upon conversion of Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder.

     (h) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company and, if applicable, to the Transfer Agent. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement prior to 4:30 p.m. (Eastern Time) on a Trading Day, (ii) the Trading Day after the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 5.  Definitions.  For the purposes hereof, the following terms
     ----------  -----------
shall have the following meanings:

     "Adjustment Amount" is equal to (i) the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the applicable Trigger Date relating to an Event of Default or (2) the date of payment of all amounts due as a result of such Event of Default, whichever is greater, and (B) the Conversion Ratio with respect to the aggregate principal amount of Debentures then outstanding calculated on (1) the applicable Trigger Date or (2) the date of payment of all amounts due as a result of such Event of Default, whichever yields a lower Conversion Price denominator for the determination of the Conversion Ratio, minus (ii) the aggregate principal amount of Debentures then outstanding, plus all accrued and unpaid interest thereon, and all other amounts due, except for those referred to in (i) above pursuant to the terms hereof.

     "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

     "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.0001 per share, of the Company, stock of any other class into which such shares may hereafter be reclassified or changed and any other equity securities of the Company hereafter designated as Common Stock.

     "Conversion Amount" means, with respect to any Debentures surrendered for conversion hereunder, the aggregate principal amount of such Debentures plus accrued but unpaid interest thereon through and including the applicable Conversion Date.

     "Conversion Ratio" means, at any time, the quotient obtained by dividing the Conversion Amount represented by any Debenture by the Conversion Price at such time.

     "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debentures by its terms.

     "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

     "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock is then listed, as reported on Bloomberg, L.P. or if there is no such bid price on such date, then the last closing bid price on such exchange on the date nearest preceding such date, as reported on Bloomberg, L.P., or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the closing bid price for a share of

Common Stock on such date on the Nasdaq SmallCap Market or the NASD OTC
Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" bids on such date, or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Majority Holders; provided, however,
                                                          -----------------
that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

     "Trigger Date" shall mean, (i) with respect to an Event of Default caused by an event described in Section 3(a), the date the payment of principal, interest, dividends or other fees at issue was due, (ii) with respect to an Event of Default caused by an event described in Section 3(b), the date specified in any other provision of this Debenture or any other Debenture issued under the Purchase Agreement, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Transfer Agent Agreement, the Series B Designation or any Warrants that requires repayment of the outstanding principal amount of this Debenture as a result of an event so contemplated or, if not, the date such event becomes an Event of Default pursuant to Section 3(b), and (iii) with respect to an Event of Default caused by an event described in Sections 3(c) through (i), the date that such event becomes an Event of Default pursuant to such Sections.

     Section 6.  Except as expressly provided herein, no provision of this
     ----------
Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other indebtedness, obligations or liabilities of the Company now or hereafter issued under the terms set forth herein.

     Section 7.  This Debenture shall not entitle the Holder to any of the
     ----------
rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     Section 8.  If this Debenture shall be mutilated, lost, stolen or
     ----------
destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company and the Transfer Agent.

     Section 9.   This Debenture may be modified without prior notice to any
     ----------
Holder but with the written consent of the Majority Holders and the Company. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (1) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver, (2) reduce the rate or extend the time for payment of interest on any Debenture, (3) reduce the principal amount of or extend the fixed maturity of any Debenture or alter the redemption or conversion provisions with respect thereto or (4) make any Debenture payable in money or property other than as stated in the Debenture.

     Section 10.  This Debenture shall be governed by and construed in
     -----------
accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof.

     Section 11.  Any waiver by the Company or the Holder of a breach of any
     -----------
provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     Section 12.  If any provision of this Debenture is invalid, illegal or
     -----------
unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Section 13.  Whenever any payment or other obligation hereunder shall be
     -----------
due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                    TAMBORIL CIGAR COMPANY


                                    By:__________________________________
Dated:  September __, 1997          Name:________________________________
                                    Title:_______________________________

                                   EXHIBIT A

                             NOTICE OF CONVERSION
                           AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert the above Debenture No. _______ into shares of Common Stock, par value $.0001 per share (the "Common Stock"), of Tamboril Cigar Company, a Delaware corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:   ________________________________________________
                                 Date to Effect Conversion

                                 _______________________________________________
                                 Principal Amount of Debentures to be Converted

                                 _______________________________________________
                                 Applicable Conversion Price

                                 _______________________________________________
                                 Amount of Interest due on the Principal
                                 Amount of Debentures to be Converted

                                 _______________________________________________
                                 Number of Shares of Common Stock to be Issued


                                 _______________________________________________
                                 Signature

                                 _______________________________________________
                                 Name

                                 _______________________________________________
                                 Address

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, if the Company determines that such Conversion would result in the holder owning in excess of 4.99% of the outstanding shares of Common Stock on such date, the Company shall convert up to an amount equal to 4.99% of the outstanding shares of Common Stock and shall issue to the holder one or more Debenture(s) which have not been converted as a result of this provision.

                                   EXHIBIT B


                            TAMBORIL CIGAR COMPANY

                             NOTICE OF CONVERSION
                        AT THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of Tamboril Cigar Company, a Delaware corporation (the "Company"), hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert the above Debenture No. [____] into shares of Common Stock, $.0001 par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any, which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations:    ________________________________________________
                                 Date to Effect Conversion

                                 _______________________________________________
                                 Principal Amount of Debentures to be Converted

                                 _______________________________________________
                                 Applicable Conversion Price

                                 _______________________________________________
                                 Amount of Interest due on the Principal
                                 Amount of Debentures to be Converted

                                 _______________________________________________
                                 Number of Shares of Common Stock outstanding at close of trading on Conversion Date

                                 _______________________________________________
                                 Number of Shares of Common Stock to be Issued


                                 _______________________________________________
                                 Signature

                                 _______________________________________________
                                 Name

                                 _______________________________________________
                                 Address

                                   EXHIBIT D
                                   ---------


              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                        OF THE SERIES B PREFERRED STOCK

                                      OF

                            TAMBORIL CIGAR COMPANY

                                  **********


     TAMBORIL CIGAR COMPANY, a corporation organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the "Corporation"),

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors of the Corporation pursuant to its Amended and Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors by the unanimous written consent of its members, which consent has been filed with the minutes of the Board, adopted a resolution providing for the issuance of a series of One Hundred and Sixteen Thousand (116,000) shares of Series B Preferred Stock, which resolution is as follows:

                               UNANIMOUS CONSENT

                                      OF

                            THE BOARD OF DIRECTORS

                                      OF

                            TAMBORIL CIGAR COMPANY


     THE UNDERSIGNED, being all the Directors of Tamboril Cigar Company (the "Corporation"), acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, do hereby waive any notice of meeting and consent to the adoption of the following resolutions, such resolutions to have the full force and effect as if adopted at a properly scheduled and conducted meeting of the Board of Directors of the Corporation:

          WHEREAS, the Corporation has previously amended and restated its Certificate of Incorporation to provide for the issuance of preferred stock; and

          WHEREAS, the Board of Directors of the Corporation has previously adopted a Certificate of Designation relating to the Corporation's Series A Preferred Stock and the officers of the Corporation have caused such Certificate of Designation to be filed with the Secretary of State of the State of Delaware; and



          WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to cancel the Series A Preferred Stock and to create a Class B Preferred Stock containing such terms, conditions, features, rights, preferences and limitations as are contained in the Certificate of Designation of Series B Preferred Stock attached to this Consent as Exhibit A to facilitate the completion of the Corporation's private placement as aforesaid; and


          NOW, THEREFORE, BE IT HEREBY, RESOLVED, that the form of Certificate of Designation of Series B Preferred Stock of Tamboril Cigar Company attached to this Unanimous Consent of the Board of Directors be, and it hereby is, adopted; and be it further

          RESOLVED, that, the officers of the Corporation be, and each of them hereby is, authorized and directed to cause such Series Certificate of Designation to be filed with the Secretary of State of the State of Delaware in the manner required by the General Corporation Law and to cause the certificate of designation in respect of the Series A Preferred to be cancelled; and be it further

          RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver such certificates and other documents, and to take such other actions, as each of them, in their discretion, shall deem necessary or advisable to carry out the purposes of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned, constituting all the Directors of the Corporation, have set our respective hands as of this 27th day of August, 1997.


                                    /s/ Abraham Shafir
                                -----------------------------------------------
                                    Abraham Shafir


                                    /s/ Anthony Markofsky
                                -----------------------------------------------
                                    Anthony Markofsky


                                    /s/ Thomas E. Knudson
                                -----------------------------------------------
                                    Thomas E. Knudson


                                    /s/ David Rector
                                -----------------------------------------------
                                    David S. Rector

                                   TERMS OF
                         CERTIFICATE OF DESIGNATION OF
                    SERIES B CONVERTIBLE PREFERRED STOCK OF
                            TAMBORIL CIGAR COMPANY


     Section 1.     Designation, Amount and Par Value.  The series of Preferred
     ----------     ---------------------------------
Stock shall be designated as the Series B Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 116,000.
The par value of each share of Preferred Stock shall be $.0001. Each share of Preferred Stock shall have a stated value of $50 per share (the "Stated Value"). All terms defined in the Convertible Debenture and Convertible Preferred Stock Purchase Agreement, dated September __, 1997, between the Company and the purchasers of the Preferred Stock named therein (the "Purchase Agreement") and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.

     Section 2.     Dividends.
     ----------     ---------

     (a) Holders of outstanding shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 8% per annum (subject to increase pursuant to Section 2(d) hereof), in cash or (as provided for herein) shares of Common Stock, payable quarterly in arrears on the last day of March, June, September and December of each year commencing September 30, 1997 (each, a "Dividend Payment Date"). Any arrears in payment of dividends hereunder shall be payable on the Conversion Date (as defined in Section 5(b)) or earlier if so determined by the Company. Dividends on shares of the Preferred Stock shall accrue daily commencing on the Original Issue Date of such shares, shall be calculated based on the actual number of days in such quarterly period in a 360 day year and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable Dividend Payment Date. A transfer of the right to receive payments hereunder shall be transferable only through an appropriate entry in the register (the "Register") to be maintained by the Company through the Transfer Agent, in which shall be entered the names and addresses of the registered holder of shares of Preferred Stock and all transfers of such shares. References to the holder or "holders" shall mean the Person listed in the Register as the registered holder of such shares. The ownership of such shares shall be proved by the Register. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of Preferred Stock based upon the number of shares held by each Holder. Dividends due hereunder on a Dividend Payment Date may, at the Company's option, be paid in, and dividends due hereunder on a Conversion Date shall be paid in, shares of Common Stock calculated based upon the average Per Share Market Value for the five (5) Trading Days immediately preceding the Dividend Payment Date or the Conversion Date, as the case may be. Other than conversion of the Stated Value of Preferred Stock into shares of Common Stock on a Conversion Date, all other amounts due hereunder at any time shall be paid in immediately available funds. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(a)(ii).

     (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver immediately available funds in respect thereof) on the Preferred Stock if:

          (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Common Stock;

          (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder;

          (iii) the shares of Common Stock to be issued in respect of such dividends are not listed on the Nasdaq SmallCap Market or Nasdaq National Market and any other exchange or quotation system on which the Common Stock is then listed for trading; or

          (iv) if the recipient thereof is a "Purchaser" under the Purchase Agreement (or an affiliate thereof) and the issuance of such shares would result in such recipient beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock; provided, however, if ten Business Days
                        --------  -------
                 shall have elapsed from the date an Event of Default (as defined in Section 6) shall have been declared hereunder as having occurred and the Company shall not have cured such Event of Default, then the provisions of this clause (iv) shall be null and void, ab initio.
                                -- ------
     (c) So long as any shares of Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 6), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities, unless in each case all dividends on the Preferred Stock for all past dividend periods shall have been paid.

     (d) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, the dividend rate otherwise applicable specified in Section 2(a) shall be increased to 16% per annum or, if less, the maximum rate permitted by applicable law. In addition, the Company shall pay to the holders in immediately available funds, as liquidated damages and not a penalty, 1% of the aggregate Stated Value of the Preferred Stock then held by such holder on the date on which the Event of Default occurs (the "Event Date") and on each monthly anniversary of the Event Date (each holder being entitled to receive such portion of such amount as equals its pro rata portion of the aggregate Stated Value of all shares of Preferred Stock then outstanding), until such time as the applicable Event of Default is cured. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Purchase Agreement and the Registration Rights Agreement.

     Section 3.     Voting Rights.  Except as otherwise provided herein and as
     ----------     -------------
otherwise provided by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority in interest of the shares of the Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation senior to, prior to or pari passu with the Preferred Stock.

     Section 4.     Liquidation.  Upon any liquidation, dissolution or winding-
     ----------     -----------
up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay such amounts in full, then the entire assets of the Company to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33 1/3% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies or a reclassification of the Common Stock shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

     Section 5.     Conversion.
     ----------     ----------

     (a)

          (i) Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (subject to reduction under Sections 5(a)(ii) and 5(c)), at the option of the holder in whole or in part at any time after the Original Issue Date of such share of Preferred Stock. The holder of the Preferred Stock shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder
                                                      ---------
                 Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder of Preferred Stock delivers such Notice by facsimile (the "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(j). Subject to Sections 5(a)(ii) and 5(c) and, as to the original holder of the Preferred Stock (or its sole designee), subject to Section 4.3 of the Purchase Agreement, each Holder Conversion Notice, once given, shall be irrevocable. If a holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by such holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner within the time set forth in Section 5(c)) a certificate for such number of shares of Preferred Stock as have not been converted. Notwithstanding the foregoing, the conversion rights of the original holder shall be limited to the extent set forth in Section 4.3 of the Purchase Agreement.

          (ii) If on the Conversion Date applicable to any conversion of any shares of Preferred Stock, (A) the Common Stock is then listed for trading on the Nasdaq National Market, or the Nasdaq SmallCap Market (if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby (or any successor or replacement provision thereof) to the Nasdaq SmallCap Market), (B) the Conversion Price (as defined below) then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock (after taking into account any reduction required by Section 5(c)) and all Debentures (as defined in Section 6), together with any shares of Common Stock previously issued upon conversion of Preferred Stock and Debentures, and together with any shares of Common Stock issued in payment of dividends hereunder and interest under the Debentures in shares of Common Stock, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date of such shares of Preferred Stock (the "Issuable Maximum"), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the

                 Company shall issue to the converting holder of Preferred Stock the Issuable Maximum and, with respect to any shares of Common Stock that would be issuable to such holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, the converting holder shall have the option to require the Company as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval. "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company or such other procedure as shall be permissible under the General Corporation Law of the State of Delaware, all held in accordance with the Company's Certificate of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of shares of Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).

     (b) On the second year anniversary of the Original Issue Date (the "Company Conversion Date") for each share of Preferred Stock that has not previously been converted, such share of Preferred Stock shall be automatically convertible into shares of Common Stock at the Conversion Ratio (subject to reduction under Section 5(c)); provided, however, that no shares of Preferred Stock shall be converted (i) unless the Company shall have duly reserved for issuance to the holder a sufficient number of shares of Common Stock to issue upon such conversion; (ii) unless all of such shares may be converted into shares of Common Stock in accordance with Section 5(a)(ii); or (iii) if an Event of Default shall have occurred hereunder and is continuing. In connection with such conversion, the Company shall deliver to the holders of such shares of Preferred Stock a written notice in the form attached hereto as Exhibit B (the
                                                                ---------
"Company Conversion Notice"). The Company Conversion Notice shall specify the number of shares of Preferred Stock that will be subject to automatic conversion on the Company Conversion Date. The Company shall deliver or cause to be delivered the Company Conversion Notice at least two (2) Trading Days before the Company Conversion Date. The holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Company or the Transfer Agent not later than three (3) Trading Days after the Company Conversion Date. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

     (c) Not later than three (3) Trading Days after the Conversion Date, the Company will, or will cause the Transfer Agent to, deliver to the holder of Preferred Stock (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to any reduction required pursuant to Section 5(a)(ii)), including certificates representing the number of shares of Common Stock as equals the accrued but unpaid dividends thereon divided by the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date, and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however, that if the Conversion Date Per Share Market Value is less than $3.00 per share, then not later than three
(3) Trading Days after the Conversion Date, the Company will, or will cause the Transfer Agent to, deliver to the holder of Preferred Stock (i) a certificate or certificates representing the number of shares of Common Stock obtained by dividing (A) the Conversion Amount (as defined in Section 6) of the shares of Preferred Stock surrendered for conversion by (B) three (such quotient being referred to herein as the "Delivery Amount"); (ii) a cash payment in immediately available funds in an amount equal to the difference of (A) the product of (x) the Conversion Date Per Share Market Value times (y) the quotient obtained by dividing the Conversion Amount of such shares by the Conversion Price, minus (B) the product of the Delivery Amount times the Conversion Date Per Share Market Value; and (iii) one or more certificates representing the number of shares of Preferred Stock not converted. Notwithstanding the foregoing, in the event that the cash payment required by clause (ii) of the proviso to the immediately preceding sentence is not received by the holder by the third Trading Day after the Conversion Date, then such proviso shall be of no force or effect and the Company shall deliver to the holder, within five Trading Days after the Conversion Date, the remaining shares of Common Stock that the holder was entitled to receive pursuant to this Section 5(c) upon surrendering such shares of Preferred Stock for conversion and which were not already delivered to the holder pursuant to clause (i) of such proviso. Any certificates representing shares of Common Stock to be delivered upon a conversion hereunder shall be free of restrictive legends and trading restrictions on the stock transfer books of the Company, except those contemplated by Section 4.1(b) of the Purchase Agreement. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock and the counting of Trading Days for purposes of any consequences under this Section for a failure to deliver such certificates under this Section shall not begin until certificates representing the shares of Preferred Stock to be converted are either delivered for conversion to the Transfer Agent for the Common Stock, or until the holder notifies the Company that such certificates representing the shares of Preferred Stock have been lost, stolen or destroyed and provides a bond and other supporting documentation reasonably satisfactory to the Company and the Transfer Agent (or other adequate security reasonably acceptable to the Company and the Transfer Agent) to indemnify the Company from any loss incurred by it in connection therewith, provided that, if the Company or the Transfer Agent receives the original certificates representing the shares of Preferred Stock being converted on or prior to the time specified for the delivery of such shares of Common Stock or on or prior to the time at which liquidated damages begin to accrue, the date of the Holder Conversion Notice shall be deemed to be the date of delivery of such original certificates representing the shares of Preferred Stock. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this Section 5(c), the holder shall be entitled by written notice to the Company and the Transfer Agent at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall immediately instruct the Transfer Agent to return the certificates representing the shares of Preferred Stock subject to such conversion that were tendered for conversion. The Company shall pay to the converting holder the liquidated damages specified in Section 4.13 of the Purchase Agreement for each day that the Company fails to deliver such certificate or certificates pursuant to this Section after the applicable Conversion Date.

     (d)
          (i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (x) the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issue Date for such share of Preferred Stock (the "Initial Conversion Price"), and (y) seventy-seven and a one-half percent (77 1/2%) of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date (such average Per Share Market Value being referred to herein as the "Conversion Date Per Share Market Value").

          (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make any distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class),
                 (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price designated in Section 5(d)(i) pursuant to this Section 5(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price designated in Section 5(d)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

          (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(d)(iii) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidences of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (v) All calculations under this Section 5 shall be made to the nearest c or the nearest 1/100th of a share, as the case may be.

          (vi)   Whenever the Initial Conversion Price is adjusted pursuant to
                 Section 5(d)(ii),(iii), (iv) or (v), the Company shall, or shall instruct the Transfer Agent to, promptly mail to the holders of Preferred Stock a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which the Company will not be the surviving entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as would be payable to the holders of the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (viii)  If:

                    (A) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock) or shall authorize a repurchase or redemption or otherwise enter into any other transaction (including a stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which shares of Preferred Stock are convertible); or

                    (B) the Company shall declare a special nonrecurring cash dividend on its then outstanding Common Stock; or

                    (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                    (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last respective addresses as they shall appear upon the Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, repurchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, repurchase, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     (e) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall, at least 30 calendar days prior to the effective date of such action, mail a written notice to each holder of Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

     (f) The Company (i) represents and warrants that as of the Initial Original Issue Date (as defined in Section 6), it has duly reserved solely for issuance upon conversion of Preferred Stock, as herein provided, out of its authorized and unissued Common Stock free from preemptive rights or any other actual or contingent purchase rights of persons other than holder of Preferred Stock, twice the number of shares of Common Stock as would be issuable upon conversion of all of the shares of the Preferred Stock that are authorized for issuance hereunder as if all such shares were issued on, and such conversion had occurred on, the Initial Original Issue Date and (ii) covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, twice the number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(d) hereof) upon the conversion of the aggregate of all outstanding shares of Preferred Stock that are authorized for issuance hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

     (g) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not to, or is unable to, make such a cash payment, the holder of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (h) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (i) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

     (j) Any and all notices or other communications or deliveries to be provided by the holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company and if applicable to the Transfer Agent. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the holder at the facsimile telephone number or address of the holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement prior to 4:30 p.m. (Eastern Time) on a Trading Day, (ii) the Trading Day after the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6.     Definitions.  For the purposes hereof, the following terms
     ----------     -----------
shall have the following meanings:

     "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

     "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.0001 par value, of the Company, stock of any other class into which such shares may hereafter have been reclassified or changed and any other equity securities of the Company hereafter designated as Common Stock.

     "Conversion Amount" means, with respect to any share of Preferred Stock surrendered for conversion hereunder, the Stated Value of such share of Preferred Stock plus accrued but unpaid dividends thereon through and including the applicable Conversion Date.

     "Conversion Ratio" means, at any time, the quotient obtained by dividing the Conversion Amount by the Conversion Price at such time.

     "Debentures" means the 8% Convertible Debentures delivered by the Company pursuant to the Purchase Agreement.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     (a) any default by the Company to pay when due and payable dividends on any shares of Preferred Stock, either on a Dividend Payment Date or Conversion Date, or any other amounts hereunder, or any default in the payment of the principal of or interest on the Debentures as and when the same shall become due and payable, either on an Interest Payment Date, the Conversion Date or the Maturity Date (as such terms are defined in the Debentures), by acceleration or otherwise, or, within five (5) Business Days following the delivery of notice to the Company, any fees or any other amounts payable (and not otherwise referred to in this clause (a)) by the Company under the Purchase Agreement;

     (b) the Company shall fail to timely observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Certificate of Designation, the Debentures, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, or any Warrants, and such failure or breach shall not have been remedied within five (5) Business Days after the date on which notice of such failure or breach shall have been given or such other cure period as may specifically be provided herein or in such other agreements with respect to any particular covenant, agreement or warranty;

     (c) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

     (d) the Company shall fail to pay any amount of principal or interest on any mortgage, credit agreement or other facility, indenture or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding fifty thousand dollars ($50,000) (collectively, "Indebtedness"), whether such Indebtedness now exists or shall hereafter be created, when and as the same shall become due and payable, or the Company shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument evidencing or governing any of such Indebtedness if the cure period for such term, covenant or agreement contained in such agreement or instrument has run and the holder or holders of such Indebtedness or a trustee on their behalf shall have the right to cause such Indebtedness to become due prior to its stated maturity;

     (e) the Common Stock shall not be listed on either the Nasdaq National Market or the Nasdaq SmallCap Market (or a national securities exchange) within 90 days after the First Tranche Closing Date (or if earlier, on or prior to the date on which the registration statement relating to the shares of Common Stock into which shares of Preferred Stock are convertible, as contemplated by the Registration Rights Agreement, is declared effective by the Commission);

     (f) the trading in the Common Stock shall have been suspended by the Commission or, once the Common Stock is listed on the Nasdaq National Market or the Nasdaq SmallCap Market, by Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market, or the Nasdaq National Market within two (2) Trading Days thereof);

     (g) the Company shall have its Common Stock delisted from the Nasdaq Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market within such ten (10) Trading Days; or

     (h) the entry of any judgments against the Company aggregating more than $100,000.

     "Initial Original Issue Date" means the Original Issue Date for the first shares of Preferred Stock issued hereunder.

     "Junior Securities" means the Common Stock and all other classes of equity securities of the Company, other than the Series B Convertible Preferred Stock.

     "Original Issue Date" shall mean, with respect to any share of Preferred Stock, the date of the first issuance of such share of Preferred Stock regardless of the number of transfers of such share of Preferred Stock and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

     "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock is then listed, as reported on Bloomberg, L.P. or if there is no such bid price on such date, then the last closing bid price on such exchange on the date nearest preceding such date, as reported on Bloomberg, L.P., or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the closing bid price for a share of Common Stock on such date on the Nasdaq SmallCap Market or the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" bids on such date, or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Trading Day" means (a) a day on which the Common Stock is traded on The Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on The Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                                   EXHIBIT A

                             NOTICE OF CONVERSION
                           AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder to Convert shares of Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of Common Stock, par value $.0001 per share (the "Common Stock"), of Tamboril Cigar Company (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                 _______________________________________________
                                 Date to Effect Conversion

                                 _______________________________________________
                                 Number of shares of Series B Preferred Stock to be Converted

                                 _______________________________________________
                                 Applicable Conversion Price

                                 _______________________________________________
                                 Amount of Accrued but Unpaid Dividends due on the Preferred Stock to be Converted

                                 _______________________________________________
                                 Number of shares of Common Stock to be Issued

                                 _______________________________________________
                                 Signature

                                 _______________________________________________
                                 Name:

                                 _______________________________________________
                                 Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile and telephone of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder may, within one day of the notice from the Company, revoke the conversion requested hereby in whole or in part if determines that such conversion would result in it owning in excess of 4.99% of the outstanding shares of Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision. If the holder waives the applicability of this limitation by notice to the Company delivered upon its receipt of the Company's notice regarding the number of outstanding shares of Common Stock or if the holder fails to respond to the Company's notice within one day thereafter, the Company shall effect in full the conversion requested in this notice.

                                   EXHIBIT B

                            TAMBORIL CIGAR COMPANY

                        NOTICE OF AUTOMATIC CONVERSION



The undersigned in the name and on behalf of Tamboril Cigar Company (the
"Company") hereby notifies the addressee hereof that [        ] shares of the
Series B Convertible Preferred Stock held by the Holder will be converted into shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Company according to the terms of the Preferred Stock, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations:
                                 _______________________________________________
                                 Date to Effect Conversion

                                 _______________________________________________
                                 Number of shares of Series B Preferred Stock to be Converted

                                 _______________________________________________
                                 Applicable Conversion Price

                                 _______________________________________________
                                 Amount of Accrued but Unpaid Dividends due on the Preferred Stock to be Converted

                                 _______________________________________________
                                 Number of shares of Common Stock to be Issued

                                 _______________________________________________
                                 Signature

                                 _______________________________________________
                                 Name:

                                 _______________________________________________
                                 Address:

IN WITNESS WHEREOF, said TAMBORIL CIGAR COMPANY has caused this certificate to be signed by Anthony Markofsky, its President, and attested by David S. Rector, its Secretary, this 27 day of August, 1997.


TAMBORIL CIGAR COMPANY



By:   /s/ Anthony Markofsky
   ---------------------------------
          Anthony Markofsky
          President


ATTEST:


By:   /s/ David S. Rector
   ---------------------------------
          David S. Rector
          Secretary

                                                                       EXHIBIT E
                                                                       ---------


THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                            TAMBORIL CIGAR COMPANY

                              WARRANT CERTIFICATE

                            Dated [       ], 199[ ]

                       Warrants to Purchase Common Stock
                       ---------------------------------

     TAMBORIL CIGAR COMPANY, a Delaware corporation (the "Company"), hereby certifies that, for value received, _______________ ("Holder"), or its registered assigns, is the registered owner of _______/1/ Warrants (the "Warrants"), each of which will entitle the Holder thereof to purchase one share, as adjusted from time to time as provided in Section 7, of the Common Stock, par value $.0001 per share, of the Company (the "Common Stock", each such share being a "Warrant Share" and all such shares being the "Warrant Shares") at the exercise price of $____________ per share/2/

_____________________________

     /1/       The Warrants issuable at the First Tranche Closing to the
Purchasers, Brown Simpson, LLC, and the Placement Agent shall cover in the aggregate 225,000 shares of Common Stock. The Warrants issuable at each of the Second Tranche Closing and the Third Tranche Closing shall cover one-half (subject to adjustment for combinations, subdivisions, reclassifications, etc., of the Common Stock) of the number of shares of Common Stock covered by the Warrants issuable at the First Tranche Closing.

     /2/       The Exercise Price for the Warrants issuable at the First Tranche
Closing shall be equal to 125% of the average Per Share Market Value for the five Trading Days immediately preceding the Original Issue Date (as such term is defined in the Series B Terms) for the First Tranche Shares. The Exercise Price for the Warrants issuable at the Second Tranche Closing and the Third Tranche Closing, respectively, shall be equal to the lesser of (i) the Exercise Price for the respective Warrants issuable at the First Tranche Closing and (ii) 125% of the average Per Share Market Value for the five Trading Days immediately preceding the Original Issue Date for the Second Tranche Shares or Third Tranche Shares, as the case may be.

(as adjusted from time to time as provided in Section 3(e) or Section 7, the "Exercise Price") at any time on or after the date hereof (the "Initial Exercise Date") until and including September __, 2002 (the "Expiration Date"), all subject to the following terms and conditions.

     This Warrant is being issued and delivered pursuant to that certain Convertible Debenture and Convertible Preferred Stock Purchase Agreement among the Company and the Purchasers listed on the signature pages thereto (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     For purposes of calculating the Exercise Price, the following definitions shall apply:

     "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock is then listed, as reported on Bloomberg, L.P. or if there is no such bid price on such date, then the last closing bid price on such exchange on the date nearest preceding such date, as reported on Bloomberg, L.P., or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the closing bid price for a share of Common Stock on such date on the Nasdaq SmallCap Market or the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" bids on such date, or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined below) selected in good faith by the Holder; provided,
                                                                   --------
however, that the Company, after receipt of the determination by such Appraiser,
-------
shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

     "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

     1.   Registration of Warrants.  The Company shall register each Warrant,
          ------------------------
upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder of such Warrant from time to time. The Company may deem and treat the registered Holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the Holder thereof, and for all other purposes, and the Company shall not be affected by the notice to the contrary.

     2.   Registration of Transfers and Exchanges.
          ---------------------------------------

          a. The Company shall register, or instruct the Transfer Agent to register, the transfer of any Warrants in the Warrant Register, upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or the Company at the office specified in or pursuant to Section 3(c). Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate ("New Warrants"), evidencing the Warrants so transferred shall be issued to the transferee and a New Warrant evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

          b. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof to the Transfer Agent or at the office of the Company specified in or pursuant to Section 3(c), for New Warrants evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such New Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said holder hereof at the time of such surrender.

     3.   Duration and Exercise of Warrants.
          ---------------------------------

          a. Warrants shall be exercisable by the registered holder thereof on any business day before 5:00 P.M., New York time, at any time and from time to time on or after the Initial Exercise Date to and including the Expiration Date. At 5:00 P.M., New York time, on the Expiration Date, each Warrant not exercised prior thereto shall be and become void and of no value.

          b. Subject to the limitations set forth in Section 3(c) and to the other provisions of this Warrant Certificate, including adjustments to the number of Warrant Shares issuable on the exercise of each Warrant and to the Exercise Price pursuant to Section 3(e) and Section 7, the Holder of this Warrant shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to the Holder) at the Exercise Price one fully paid Warrant Share which is non-assessable.

          c. Subject to Sections 2(b), 4 and 8, upon surrender of this Warrant Certificate, with the Form of Election to Purchase attached hereto duly completed and signed, to the Transfer Agent at Two Broadway, 19th Floor, New York, New York 10004, Attention: Roger Bernhammer or to the Company at its office at 2600 South West 3rd Avenue, Miami, Florida 33129, Attention: Corporate Secretary, or at such other address as the Company may specify in writing to the then registered Holder of the Warrants, and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being exercised in lawful money of the United States of America, all as specified by the Holder of this Warrant Certificate in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants, and in such name or names as such registered Holder may designate, a certificate for the Warrant Shares issued upon such exercise of such Warrants, free of restrictive legends other than legends that may be required in the opinion of the Company's counsel in the event at such time there is not an effective Registration Statement as contemplated by the Registration Rights Agreement. Any person so designated to be named therein shall be deemed to have become Holder of record of such Warrant Shares as of the Date of Exercise of such Warrants.

          The "Date of Exercise" of any Warrant means the date on which the Transfer Agent or the Company shall have received (i) this Warrant Certificate (or any New Warrant, as applicable) with the Form of Election to Purchase attached hereto (or thereto) appropriately completed and duly signed, and (ii) payment of the Exercise Price for such Warrant.

          d. The Warrants evidenced by this Warrant Certificate shall be exercisable, either as an entirety or, from time to time, for part of the number of Warrants evidenced by this Warrant Certificate so long as at least twenty-five hundred (2,500) Warrant Shares are exercised. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time, the Company shall issue, at its expense, a New Warrant for the remaining number of Warrants evidenced by this Warrant Certificate.

          e. If (i) an Underlying Securities Registration Statement covering the Warrant Shares is not filed with the Securities and Exchange Commission (the "Commission") within 20 days after the Initial Exercise Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12dl-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified by the Commission that an Underlying Securities Registration Statement will not be reviewed, or (iii) the Underlying Securities Registration Statement is not declared effective by the Commission within 90 days after Initial Exercise Date, or (iv) if such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission (any such failure being referred to as an "Event," and the date on which such Event occurs being referred to as an "Event Date"), the Exercise Price shall be decreased by 1% as of the Event Date and an additional 1% as of each one month anniversary of the Event Date until such time as the applicable Event is cured. The adjustments contained in this Section are intended to be cumulative and any decrease in the Exercise Price shall be permanent. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

     4.   Payment of Taxes.  The Company will pay all documentary stamp taxes
          ----------------
attributable to the issuance of Warrant Shares upon the exercise of the Warrants represented by this Warrant Certificate; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder, and the Company shall not be required to issue or deliver the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Warrants represented by this Warrant Certificate or receiving the Warrant Shares under this Warrant Certificate.

     5.   Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or
          ----------------------
destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and bond or other indemnity, if requested, satisfactory to it. Applicants for a substitute Warrant certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     6.   Reservation of Warrant Shares.  The Company will at all times reserve
          -----------------------------
and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrants, a number of shares of Common Stock equal to at least twice the maximum number of Warrant Shares (as adjusted from time to time pursuant to Section 7 hereof) which may then be
                                       ---------
deliverable upon the exercise of this Warrant and all other outstanding warrants issued and sold pursuant to the Purchase Agreement. The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance thereof, be duly and validly authorized, issued and fully paid, and nonassessable.

     7.   Adjustment to the Number of Warrant Shares Issuable.  The number of
          ---------------------------------------------------
Warrant Shares issuable upon the exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 7. Upon each such
                                                  ---------
adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. In the event the Company and the holders of the Warrants issued pursuant to the Purchase Agreement that are then outstanding disagree as to any adjustment to the Exercise Price hereunder, an Appraiser selected by the holders of a majority of the Warrants issued pursuant to the Purchase Agreement that are then outstanding (the "Majority Holders") shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 7), of the Exercise Price; provided, however that
                                                       --------  -------
the Company, after receipt of the determination by such Appraiser, shall have the right to promptly select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions; provided, however, that
                                                        --------  -------
no such adjustment of the Exercise Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Exercise Price to more than the Exercise Price then in effect.

          a.   If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (as such term is defined in the Convertible Debentures) payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
Section 7(a) shall become effective immediately after the record date for the
------------
determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          b. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 7(a), 7(c) and
                                                         -----------------------
7(d) hereof), then in each such case the Exercise Price for which the Warrant
----
Shares shall be purchased shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be the Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser")
                                                                 ---------
selected in good faith by the Majority Holders; and further provided, however, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Warrants of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          c. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which this Warrant could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section
                                                                         -------
7(c) upon any exercise following such consolidation, merger, sale, transfer or
----
share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          d. If and whenever after the date hereof, the Company shall issue rights or warrants to acquire or otherwise sell or distribute any shares of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the

Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding immediately prior to such issue or sale multiplied by the Exercise Price, and (B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principles) outstanding immediately after such issue or sale. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section, if any such right or warrant shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions hereof after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

          e. For the purposes of this Section 7, the following clauses shall also be applicable:

               (i)    Record Date. In case the Company shall take a record of
                      -----------
the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in convertible securities, or (B) to subscribe for or purchase Common Stock or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii)   Treasury Shares.  The number of shares of Common Stock
                      ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subsection
(e).

               (iii)  Certain Issues Excepted.  Anything herein to the contrary
                      -----------------------
notwithstanding, the Company shall not be required to make any adjustment of any Exercise Price in case of the issuance of the Convertible Debentures, the Shares, the Warrants, the Underlying Shares and the Warrant Shares pursuant to the Purchase Agreement, or in the event that the Company shall grant options to purchase the Company's Common Stock pursuant to a bona fide employee stock option, stock purchase or non-employee director plan duly adopted by its shareholders.

          f.   If:

                    i. the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock) or shall authorize a repurchase or redemption or otherwise enter into any other transaction (including stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock for which this Warrant is exercisable); or

                    ii. the Company shall declare a special nonrecurring cash dividend on its then-outstanding Common Stock; or

                    iii. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, or

                    iv. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or

                    v. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least thirty (30) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, repurchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, repurchase, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          g.   In any case in which this Section 7 shall require that an
                                         ---------
adjustment be made effective as of the record date for a specified event, the Company may elect to defer until occurrence of such event (A) issuing to the Holder, if this Warrant is exercised after such record date, the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to adjustment and (B) paying to the Holder any amount in cash in lieu of a fractional share pursuant to Section 8 hereof, provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares, other capital stock and/or cash upon the occurrence of the event requiring such adjustment.

          h. Any determination that the Company or the Board of Directors must make pursuant to this Section 7 shall be conclusive if made in good faith.
                      ---------

          i. If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the Holders of majority in interest of the Warrants shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in Section 7(e)), of the Exercise Price (including, if necessary, any adjustment as to the Warrant Shares to be purchased upon exercise of this Warrant) and any distribution which is or would be required to be preserved without diluting the rights of the Holders.

     8.   Fractional Shares.  The Company shall not be required to issue
          -----------------
fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise
                                         ---------
of this Warrant, the Company shall, at its option (a) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (b) shall round the number of Warrant Shares issuable, up to the next whole number of such shares.

     9.   Warrant Agent.
          -------------

          a. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the holders of Warrants issued pursuant to the Purchase Agreement, the Company and the Majority Holders may appoint a new warrant agent.

          b. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the register maintained by the warrant agent pursuant to this Warrant.

     10.  Notices.  All notices or other communications hereunder shall be
          -------
given, and shall be deemed duly given and received if given, by facsimile and by mail, postage prepaid: (1) if to the Company, addressed as follows: Tamboril Cigar Company, 2600 South West 3rd Avenue, Miami, Florida 33129, Attention:
Corporate Secretary, or to facsimile no. (305) 860-9342; or (ii) if to the Holder, addressed to the Holder at the facsimile telephone number and address of the Holder appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section
                                                                        -------
10.  Any such notice shall be deemed given and effective upon the earliest to
--
occur of (i) receipt of such facsimile at the facsimile telephone number specified in this Section 10, (ii) five (5) Business Days after deposit in the
                  ----------
United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

     11.  Miscellaneous.
          -------------

          a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns (provided that the Company's obligation to a transferee of this Warrant arises only if such transfer is made in accordance with the terms of the Purchase Agreement and the transferee agrees to be bound by the terms of the Purchase Agreement and the other Transaction Documents).

          b. Subject to Section 11(a) above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company, the Holder and any registered holder of Warrant Shares any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company, the Holder and any other registered holder of Warrant Shares.

          c. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

          d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                             TAMBORIL CIGAR COMPANY


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                         FORM OF ELECTION TO PURCHASE

(To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)

To Tamboril Cigar Company:

     The undersigned hereby irrevocably elects to exercise ____________ Warrants evidenced by the foregoing Warrant Certificate for, and to purchase thereunder, ______________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $_________ in cash and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.

     The undersigned requests that certificates for such shares be issued in the name of

                                           PLEASE INSERT SOCIAL SECURITY OR TAX
                                           IDENTIFICATION NUMBER


                                           _____________________________________


________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________
________________________________________________________________________________


     If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercise be issued in the name of and delivered to:

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________
________________________________________________________________________________

Dated:  ________, 19_____           Name of Holder:

                                    (Print)_____________________________________

                                    (By:)_______________________________________
                                         (Title:)

                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, ____________________________________________ hereby sells, assigns, and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:

Name of Assignee                    Address             Number of Warrants
----------------                    -------             ------------------



          If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

Dated:  _______, 19_____            Name of Holder:

                                    (Print)_____________________________________

                                    (By:)_______________________________________
                                         (Title:)

                                                                       EXHIBIT C
                                                                       ---------

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement"), is made and entered into as of September __, 1997, by and among Tamboril Cigar Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), the purchasers listed on the signature pages hereof (collectively, the "Purchasers"), Brown Simpson, LLC ("Brown Simpson") and Refco Securities, Inc. (the "Placement Agent").

     This Agreement is made in connection with the Convertible Debenture and Convertible Preferred Stock Purchase Agreement, dated September __, 1997, by and among the Purchasers and the Company (the "Purchase Agreement"). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     The Company, the Placement Agent, Brown Simpson and the Purchasers hereby agree as follows:

     1.   Definitions
          -----------

          Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Advice" shall have meaning set forth in Section 4.
      ------                                  ---------

     "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control " when used with
                                                    -------
respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings
                  ----------    -----------       ----------
correlative to the foregoing.

     "Business Day" means any day except Saturday, Sunday and any day which
      ------------
shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

     "Closing" shall mean the First Tranche Closing, the Second Tranche Closing
      -------
or the Third Tranche Closing, as applicable, as such terms are defined in the Purchase Agreement.

     "Closing Date" shall mean the First Tranche Closing Date, the Second
      ------------
Tranche Closing Date or the Third Tranche Closing Date, as applicable, as such terms are defined in the Purchase Agreement.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" means the Company's Common Stock, $.0001 par value per
      ------------
share.

     "Convertible Debentures" means the Company's 8% Convertible Debentures
      ----------------------
delivered to the Purchasers pursuant to the Purchase Agreement.

     "Effectiveness Date" means, with respect to a Registration Statement, in
      ------------------
the case of a Closing, the earlier of the 90th day following the applicable Closing Date and the fifth (5th) day after the date the Company is notified by the Commission that such Registration Statement will not be reviewed.

     "Effectiveness Period" shall have the meaning set forth in Section 2(a).
      --------------------

     "Event" shall have the meaning set forth in Section 6.
      -----

     "Event Date" shall have the meaning set forth in Section 6.
      ----------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Filing Date" means, with respect to a Registration Statement, in the case
      -----------
of a Closing, the 20th day following the applicable Closing Date.

     "First Tranche Shares" means the shares of Series B Preferred Stock to be
      --------------------
issued and sold at the First Tranche Closing pursuant to the Purchase Agreement.

     "Holder" or "Holders" means the holder or holders, as the case may be, from
      ------      -------
time to time of Registrable Securities.

     "Indemnified Party" shall have the meaning set forth in Section 8(c).
      -----------------

     "Indemnifying Party" shall have the meaning set forth in Section 8(c).
      ------------------

     "Losses" shall have the meaning set forth in Section 8(a).
      ------

     "New York Courts" shall have the meaning set forth in Section 10(h).
      ---------------

     "Person" means an individual or a corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Shares" means the First Tranche Shares, the Second Tranche
      ----------------
Shares and the Third Tranche Shares.

     "Proceeding" means an action, claim, suit, investigation or proceeding
      ----------
(including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Prospectus" means the prospectus included in the Registration Statement
      ----------
(including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Registrable Securities" means (a) with respect to the Registration
      ----------------------
Statement to be filed in connection with the First Tranche Closing, the Warrant Shares issuable upon exercise of the Warrants to be delivered in connection with the closing for the First Tranche Shares (including the Warrants to be delivered to the Placement Agent and Brown Simpson) and the shares of Common Stock issuable upon conversion of the Convertible Debentures and upon conversion of the First Tranche Shares; (b) with respect to the Registration Statement to be filed in connection with the Second Tranche Closing, the Warrant Shares issuable upon exercise of the Warrants to be delivered in connection with the closing for the Second Tranche Shares (including the Warrants to be delivered to the Placement Agent and Brown Simpson) and the shares of Common Stock issuable upon conversion of the Second Tranche Shares; and (c) with respect to the Registration Statement to be filed in connection with the Third Tranche Closing, the Warrant Shares issuable upon exercise of the Warrants to be delivered in connection with the closing for the Third Tranche Shares (including the Warrants to be delivered to the Placement Agent and Brown Simpson) and the shares of Common Stock issuable upon conversion of the Third Tranche Shares; provided, however, that in order to account for adjustments in the conversion and exercise ratios, in the case of each of (a), (b) and (c), Registrable Securities shall include a number of shares of Common Stock equal to no less than two times the number of shares of Common Stock into which the Convertible Debentures and the particular Preferred Shares are convertible assuming conversion in full on the particular Closing Date for the Convertible Debentures and such Preferred Shares together with such number of Warrant Shares issuable upon exercise of the Warrants issued on such particular Closing Date, or such other number of shares of Common Stock as agreed to by the parties to the Purchase Agreement. Notwithstanding anything herein contained to the contrary, if, by reason of adjustments or otherwise, the number of shares of Common Stock into which the Convertible Debentures and Preferred Shares are convertible and for which the Warrants are exercisable, as calculated at any time after the applicable Closing Date, exceeds twice the number of shares of Common Stock into which the Convertible Debentures or the particular Preferred Shares is convertible or for which the Warrants are exercisable based upon a computation as at such particular Closing Date, then the term "Registrable Securities" shall be deemed to include such additional shares and the Company shall promptly file appropriate amendments to such Registration Statements to evidence such increase in the time contemplated herein for filing of appropriate amendments in accordance with the terms hereof.

     "Registration Statement" means the registration statement, contemplated by
      ----------------------
Section 2(a), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the
      --------
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Rule 158" means Rule 158 promulgated by the Commission pursuant to the
      --------
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Rule 415" means Rule 415 promulgated by the Commission pursuant to the
      --------
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Second Tranche Shares" means the shares of Series B Preferred Stock to be
      ---------------------
issued and sold at the Second Tranche Closing pursuant to the Purchase
Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Series B Preferred Stock" means the shares of the Company's Series B
      ------------------------
Convertible Preferred Stock, par value $.0001 per share.

     "Special Counsel" means any special counsel to the Holders, the fees and
      ---------------
expenses of  which the Holders will be reimbursed by the Company pursuant to
Section 7(b).

     "Third Tranche Shares" means the shares of Series B Preferred Stock to be
      --------------------
issued and sold at the Third Tranche Closing pursuant to the Purchase Agreement.

     "Underwritten Registration" or "Underwritten Offering" means a registration
      -------------------------      ---------------------
in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

     "Warrants" means the Common Stock purchase warrants issued in accordance
      --------
with the terms of the Purchase Agreement to the Purchasers, the Placement Agent and Brown Simpson, as applicable.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of
      --------------
the Warrants.

     2.   Shelf Registration
          ------------------

          (a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or another appropriate form permitting registration of Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales and one or more Underwritten Offerings). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until the date which is three years after the date of this Agreement or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Effectiveness Period"); provided, however, that the Company shall not be
      --------------------    --------  -------
deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective. Should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the Holders thereof upon conversion or exercise of the Convertible Debentures, Preferred Shares and Warrants (because of the indeterminable number of shares of Common Stock issuable upon conversion or exercise thereof), the Company shall be required to file a separate registration statement (utilizing Rule 462 promulgated under the Securities Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to such separate registration statement as if it were an amendment to such Registration Statement.

          (b) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to a Registration Statement may be effected in the form of an Underwritten Offering. In such event, and if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of Registrable Securities which can be sold in such offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the
                                                             --- ----
Holders proposing to sell Registrable Securities in such Underwritten Offering.

          (c) If any of the Registrable Securities are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering and the Company shall be advised in advance of the identity of any underwriter and the general terms of the proposed offering. No Holder may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

     3.   Hold-Back Agreements
          --------------------

          (a) Restrictions on Public Sale by the Holders.  Subject to paragraph
              ------------------------------------------
(b) of this Section 3, each Holder hereby understands and agrees that its
            ---------
registration rights pursuant to this Agreement and its ability to offer and sell Registrable Securities pursuant to the Registration Statement are limited by the provisions of the immediately following sentence. If the Company determines in its good faith judgment that the filing of a Registration Statement in accordance with Section 2 or the use of any Prospectus would require the
                ---------
disclosure of material information relating to a significant merger or acquisition to which the Company is a party and to which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate such significant transaction, upon written notice of such determination by the Company, the rights of each Holder to offer, sell or distribute any Registrable Securities pursuant to a Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Registration Statement (including any action contemplated by Section 4) will,
                                                             ---------
for up to 60 days in respect of a single such notice or event or series of related events in any 12-month period, be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 3(a) is no longer necessary.
                              ------------

          (b) Limitation on Blackouts.  Notwithstanding anything contained
              -----------------------
herein to the contrary, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of a Registration Statement or prevent offerings, sales or distributions by a Holder pursuant to paragraph (a) above or the last paragraph of Section 4
                                                         ---------
(collectively, a "Blackout") shall in no event exceed 60 days during any 12-
                  --------
month period.

     4.   Registration Procedures
          -----------------------

          In connection with the Company's registration obligations hereunder, the Company shall:

          (a) Prepare and file with the Commission within the time period set forth in Section 2 a Registration Statement on Form S-1 or another appropriate
         ---------
form permitting registration of Registrable Securities for resale by the Holders in accordance with the method or methods of distribution thereof as specified by the Holders, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however that, subject only to the
                              --------  -------
Holders providing to the Company in writing information relating to the Holders' proposed method of distribution of Registrable Securities, not less than ten days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the

Company shall (i) furnish to the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Holders shall have five days after receipt of the Registration Statement or any related Prospectus or any amendment or supplement thereto to comment on or object to the filing of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto without including any comments reasonably requested by the Holders and shall not file any such documents to which the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall object; provided, however, that the counting of days for determining whether the Company has complied with the Filing Date and Effectiveness Date requirements for purposes of Section 6 hereof shall not include any days during the period commencing with such objection and ending when the Person objecting subsequently consents to the filing of such documents.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than ten Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) If requested by any managing underwriter or the Holders of a majority of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that would, in the opinion of counsel for the Company, violate applicable law.

          (f) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one complete copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (g) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however,
                                                            --------  -------
that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least two Business Days prior to any sale of Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 4(c)(vi),
                                                               ----------------
as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market and any other securities exchange, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed.

          (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;
(ii) obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each selling Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the

Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in
Section 8 (or such other provisions and procedures acceptable to the managing
---------
underwriters, if any, and holders of a majority of Registrable Securities participating in such Underwritten Offering); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 4(1)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (m) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is
                        --------  -------
determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

          (n) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall cover said 12-month period, or such shorter periods as is consistent with the requirements of Rule 158.

          (o) Use its best efforts to cause its legal counsel to render an opinion at the time the Registration Statement is declared effective by the Commission, which opinion shall set forth that such legal counsel has participated in the preparation of the Registration Statement or prospectus thereunder, as the case may be, and to the knowledge of such legal counsel there is no reason to believe that the Registration Statement or prospectus thereunder, as the case may be, contains any untrue statement of material fact required to be stated therein or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except, in the case of the Registration Statement or prospectus thereunder, for the financial statements, notes thereto and other financial information and schedules contained therein).

          (p) At such time as the Registration Statement has been declared effective by the Commission covering the resale of any Registrable Securities, the Company shall cause its legal counsel to deliver to the Transfer Agent an opinion certifying that such Registrable Securities may be sold by the Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, such Registration Statement ceases to be effective, the Company or its legal counsel shall immediately deliver written notice thereof to the Transfer Agent and the Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by the Transfer Agent (unless and until an additional or amended, as applicable, Registration Statement is so declared effective (with respect to the resale of such Registrable Securities) with an accompanying opinion to that effect from the Company's legal counsel). Upon the receipt of any conversion or exercise notice while the Registration Statement is effective, the share certificates representing such Registrable Securities shall bear a restrictive legend unless the Holders, either in connection with the delivery of such notice or thereafter, deliver written notice to the Transfer Agent and the Company (including notice via telecopy) that such Registrable Shares have been sold by the Holders pursuant to such Registration Statement, whereupon the Transfer Agent shall issue share certificates to the purchasers thereof without restrictive legend.

          (q) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement.

     The Company may require each selling Holder and the underwriters to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

     If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the inclusion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

     Each Purchaser covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 4(g) and notice from the Company that such Registration Statement and
------------
any post-effective amendments thereto have become effective as contemplated by
Section 4(c) and (ii) each Purchaser and its officers, directors or Affiliates,
------------
if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

     Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a written notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or
                         ----------------  ---------  --------  -------
4(c)(vi), such Holder will forthwith discontinue disposition of such Registrable
--------
Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 4(j),
                                                                 ------------
or until it is advised in writing (the "Advice") by the Company that the use of
                                        ------
the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

     5.   Required Registrations.  If at any time after the date which is three
          ----------------------
years from the date of this Agreement, a Holder or Holders of (in the aggregate) at least 30% of the Warrant Shares (including Holders of Warrants who have not exercised their right to receive Warrant Shares under such Warrants) shall notify the Company in writing that it or they desire to offer or cause to be offered for public sale Warrant Shares having a minimum market value of not less than $100,000, the Company will so notify all Holders of Warrants and outstanding Warrant Shares. Upon written request of any Holder given within 15 days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Warrant Shares as may be requested by any Holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible and to keep such registration continuously effective under the Securities Act until the date which is five years from the date of this Agreement. The Company shall not be required to effect more than two registrations pursuant to this Section 5.
                               ---------

     6.   Liquidated Damages.  The Company acknowledges and agrees that the
          ------------------
Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations hereunder and if (a) a Registration Statement covering all Registrable Securities (including any separate registration statement required hereunder to be filed under Rule 462 of the Securities Act) is not filed with the Commission on or prior to the applicable Filing Date, (b) a Registration Statement covering all Registrable Securities (including any separate registration statement required hereunder to be filed under Rule 462 of the Securities Act) is not declared effective by the Commission on or prior to the applicable Effectiveness Date, (c) trading in the Common Stock shall be suspended for any reason for more than three Trading Days, (d) a Registration Statement covering all Registrable Securities (including any separate registration statement required hereunder to be filed under Rule 462 of the Securities Act) is filed and declared effective but thereafter ceases to be effective at any time during the Effectiveness Period without being succeeded within 10 Business Days by a subsequent Registration Statement filed with and declared effective by the Commission, or (e) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Exchange Act within five (5) days of the date that the Company is notified by the Commission that the Registration Statement will not be reviewed (any such failure being hereinafter referred to as an "Event", and for purposes
                                                       -----
of clauses (a) and (b) the date on which such Event occurs, or for purposes of clauses (c), (d), and (e) the date on which such 3, 10 or 5-day limit, as the case may be, is exceeded, being hereinafter referred to as an "Event Date"). The
                                                               ----------
Company shall notify each Holder within five (5) days of each Event and Event Date. Upon the occurrence of an Event specified above, the Company shall adjust the applicable conversion and exercise prices of the Convertible Debentures, Preferred Shares and Warrants as set forth therein, and shall pay to each Holder of Convertible Debentures and Preferred Shares for each month after each Event Date the liquidated damages specified in the Convertible Debentures and the Certificate of Designation for the Preferred Shares, as applicable.

     7.   Registration Expenses
          ---------------------

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (subject to the provisions of
Section 7(b)), (v) fees and disbursements of all independent certified public
------------
accountants referred to in Section 4(a)(ii) (including, without limitation, the
                           ----------------
expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed.

          (b) In connection with the Registration Statement, the Company shall reimburse the Holders for the reasonable fees and disbursements of one firm of attorneys chosen by the Holders of a majority of the Registrable Securities (the "Special Counsel").

     8.   Indemnification
          ---------------

          (a) Indemnification by the Company.  The Company shall,
              ------------------------------
notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer or sale of Registrable Securities), brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"),
                                                                       ------
as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Company for use therein or
(ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

          (b) Indemnification by Holders.  In connection with the Registration
              --------------------------
Statement, each Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading solely to the extent, and only to the extent, that (i) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder (or net profits, in the case of the Placement Agent) upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings.  If any Proceeding shall
              --------------------------------------
be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person
------------------
from whom indemnity is sought (the "Indemnifying Party") in writing, and the
                                    ------------------
Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by, counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending

Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) Contribution.  If a claim for indemnification under Section 8(a)
              ------------                                        ------------
or 8(b) is unavailable to an Indemnified Party or is insufficient to hold such
   ----
Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Indemnified Party and the Indemnifying Party, as the case may be, shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the Purchasers pursuant to the Purchase Agreement and the Warrants bear to the gain, if any, realized by the selling Holder upon the resale thereof. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(c), any attorneys' or other fees or
                                ------------
expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any
                 ------------
other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no Purchaser shall be
                                       ------------
required to contribute, in
the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     9.   Rule 144
          --------

          The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

     10.  Miscellaneous
          -------------

          (a) Remedies.  In the event of a breach by the Company or by a Holder,
              --------
of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements.  None of the Company nor any of its
              --------------------------
subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

          (c) No Piggyback on Registrations.  Neither the Company nor any of its
              -----------------------------
security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement providing any such right to any of its security holders.

          (d) Amendments and Waivers.  This Agreement may be amended and the
              ----------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of the sum of 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of any Convertible Debentures, Preferred Shares and Warrants that have not been fully exchanged or converted in full as of the date such consent is sought. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10(d), whether or not such Registrable Securities shall have been marked to indicate such consent.

          (e) Notices.  Any notice or other communication required or permitted
              -------
to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:
                         Tamboril Cigar Company
                         2600 South West 3rd Avenue
                         Miami, Florida  33129
                         Attn:  Corporate Secretary
                         Tel:  (800)  472-9891
                         Fax:  (305)  860-9342

     With copies to:
                         Adam S. Gottbetter, Esq.
                         Kaplan Gottbetter & Levenson, LLP
                         630 Third Avenue
                         New York, New York  10017
                         Tel: (212) 983-0532
                         Fax: (212) 983-9210

     If to the Placement Agent:

                         Refco Securities, Inc.
                         One World Financial Center
                         Tower A
                         200 Liberty Street
                         New York, New York  10281
                         Attn:  Mr. Charles S. Lazar
                         Tel:  (212) 693-7286
                         Fax:  (212) 693-7292
     With copies to:
                         Brian W Pusch, Esq.
                         Law Offices of Brian W Pusch
                         29 W.  57th Street
                         Penthouse Suite
                         New York, New York 10019
                         Tel: (212) 980-0408
                         Fax: (212) 980-7055

     If to Brown Simpson:
                         Brown Simpson, LLC
                         Carnegie Hall Tower
                         152 West 57th Street, 40th Floor
                         New York, New York 10019
                         Attn: Matthew Brown
                         Tel: (212) 247-8200
                         Fax: (212) 247-1329

     If to any Purchaser, to its address set forth opposite its name on the signature pages hereof.

     With copies to:
                         Mr. Stuart Chasanoff
                         c/o HW Partners, L.P.
                         1601 Elm Street, Suite 4000
                         Dallas, Texas 75201
                         Tel:  (214) 720-1600
                         Fax:  (214) 720-1662

                         A. Michael Hainsfurther, Esq.
                         Munsch Hardt Kopf Harr & Dinan, P.C.
                         4000 Fountain Place
                         1445 Ross Avenue
                         Dallas, Texas  75202
                         Tel:  (214) 855-7567
                         Fax:  (214) 855-7584

     If to any other Person who is then the registered Holder: to the address of such Holder as it appears in the stock transfer books of the Company;

or such other address as may be designated in writing hereafter, in the same manner, by such person.

          (f) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

          (g) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.
In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (h) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
              ---------------------------------------------------------------
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating
     ---------------
to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. The Company irrevocably waives to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such

Proceeding brought in any New York Court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Holder to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the company in any other jurisdiction.

          (i) Cumulative Remedies.  The remedies provided herein are cumulative
              -------------------
and not exclusive of any remedies provided by law.

          (j) Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (k) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (l) Shares Held by The Company and its Affiliates.  Whenever the
              ---------------------------------------------
consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than a Purchaser or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      Company:

                                      TAMBORIL CIGAR COMPANY


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                      Placement Agent:

                                      REFCO SECURITIES, INC.


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                      Brown Simpson:

                                      BROWN SIMPSON, LLC


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                      Purchasers:

                                      INFINITY EMERGING
                                      OPPORTUNITIES LIMITED


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                      Address:    38 Hertford Street
                                                  London W1Y 7TG
                                                  England
                                      Telephone:  44-171-355-2051
                                      Fax:        44-171-355-4975
                                      Attn:       J. A. Loughran

                                      SUMMIT CAPITAL LIMITED


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                      Address:    38 Hertford Street
                                                  London W1Y 7TG
                                                  England
                                      Telephone:  44-171-355-2051
                                      Fax:        44-171-355-4975
                                      Attn:       J. A. Loughran

                                            GLACIER CAPITAL LIMITED


                                            By:_____________________________
                                            Name:___________________________
                                            Title:__________________________

                                            Address:    38 Hertford Street
                                                        London W1Y 7TG
                                                        England
                                            Telephone:  44-171-355-2051
                                            Fax:        44-171-355-4975
                                            Attn:       J. A. Loughran